VONAGE-TATA CONFIDENTIAL

THIS ADDENDUM #7 (this “Addendum #7” ) is made and entered into on May 10, 2013, and to become effective as of the 1st day of July, 2013 (“Effective Date”), by and between Tata Communications (America) Inc. (formerly known as Teleglobe America and successor-in-interest to ITXC Corporation), a Delaware corporation whose principal place of business is at 2355 Dulles Corner Boulevard, Suite 700, Herndon, VA 21071 USA (“Carrier”) and Vonage Network LLC, a Delaware limited liability company whose principal place of business is located at 23 Main Street, Holmdel, NJ 07733 USA (“Company”). Carrier and Company are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.” Unless otherwise defined, capitalized terms used in this Addendum #7 shall have the same meaning as in the Agreement.

WHEREAS, Company and Carrier are parties to that certain ITXC.NET Services Agreement effective as of May 9, 2003 (inclusive of that certain WWeXCHANGE Origination Services Addendum), as amended to date (the "Agreement"); and

WHEREAS, which the Parties desire to effect the assignment of the Agreement from Vonage Network LLC to Vonage America Inc., and further amend the terms of the Agreement as set forth and described herein.

NOW, THEREFORE, in consideration of the terms and conditions herein, the Parties agree as follows:

1.
Assignment: Vonage Network LLC hereby irrevocably (a) assigns to Vonage America Inc. all of its rights under the Agreement, and (b) delegates to Vonage America Inc. all of its obligations under the Agreement. Vonage America Inc. unconditionally accepts all of Vonage Network LLC’s rights and obligations in, to and under the Agreement, and assumes and agrees to be bound by, fulfill, perform and discharge all of the liabilities, obligations, duties and covenants of Vonage Network LLC under or arising out of the Agreement from and after the Effective Date. For purposes of the Agreement, “Company” will hereinafter be deemed to refer to Vonage America Inc.

2.
Integration: The Parties agree that upon the Effective Date of this Addendum #7, the terms of the “Route Management Services Addendum” attached hereto as Exhibit A will supersede and replace the 2013 Addendum and all related schedules in its entirety. The terms of the Exhibit A are hereby expressly incorporated into and made a material part of this Addendum #7 and the Agreement by reference. In the event of any conflict or inconsistency between this Addendum #7 (including its Exhibit A) and the rest of the Agreement, the terms of this Addendum #7 (including its Exhibit A) shall govern. Except as expressly amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

3.
Counterparts: This Addendum #7 may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute one and the same instrument. This Addendum #7 may be executed by facsimile, and the facsimile execution pages will be binding upon the executing Party to the same extent as the original executed pages. The executing Party shall provide originals of the facsimile execution pages for insertion into the Agreement in place of the facsimile pages.

[signature page follows]

1

IN WITNESS WHEREOF, the Parties have duly executed this Addendum #7 by each Party’s duly authorized representatives effective as of the day and year first written above.

By: Tata Communications (America), Inc.        By: Vonage Network LLC (as assignor)

________________________________         _________________________________
Authorized Signature                    Authorized Signature

Michel Guyot, President, Global Voice Solutions
Name and Title                        Name and Title

May 10, 2013                         _________________________________
Date                            Date

By: Vonage America Inc.

_________________________________     Authorized Signature

_________________________________     Name and Title

_________________________________
Date

2

ROUTE MANAGEMENT SERVICES ADDENDUM
(Exhibit A to Addendum #7)
This Route Management Services Addendum is entered into by and between Tata Communications (America) Inc. (“Carrier”) and Vonage America Inc. (“Company”) (each a “Party” and jointly, the “Parties”), is made effective as of July 1, 2013 (“Route Management Effective Date”) and is attached as Exhibit A to Addendum #7 (and together with the body of Addendum #7, to be collectively referred to as the “Addendum”) and made a part of that certain ITXC.NET SERVICES AGREEMENT by and between Tata Communications (America) Inc. and Vonage Network LLC and dated May 9, 2003, as amended (the "Agreement"). All capitalized terms used herein but not specifically defined shall have the meanings assigned to them in the Agreement.
In consideration of the covenants and promises herein contained and as set forth in the Agreement, the Parties hereby agree as follows:

1.	DEFINITIONS: For purposes of this Addendum, the following definitions shall apply, unless capitalized terms are defined elsewhere in this Addendum:

a)
Affiliate means any entity that directly or indirectly controls, is controlled by or is under common control with a Party. For purposes of the foregoing, “control” shall mean the ownership of more than fifty percent (50%) of the (i) voting power to elect the directors of the said entity, or (ii) ownership interest in the said entity. A “Company Affiliate” is an Affiliate of Company. A “Carrier Affiliate” is an Affiliate of Carrier.

b)	Baseline Exchange Rate means the INR – USD exchange rate published by Reuters as of 4pm (IST) on the Route Management Effective Date, and is subject to change solely as set forth in Section 4 below.

c)	Billing Period has the meaning set forth in Section 7.1.

d)	Business Day means a day other than a weekend day or national holiday.

e)
Carrier Rate Amendment means the form of written notification from Carrier to Company establishing Termination Services rates, and as may be provided from time-to-time to formalize rate changes consistent with the timing and procedures set forth herein. For clarification purposes, each Carrier Rate Amendment will restate all rates along with the modified rates.

f)	Change of Control has the meaning set forth in Section 10.

g)	Company Group Affiliate means any (i) Company Affiliate (other than a Company Wholly-Owned Affiliate), (ii) Company Strategic Partner, or (iii) Company Non-Wholly-Owned Affiliate.

h)	Company Wholly-Owned Affiliate means Vonage Holdings Corp., or any entity which is wholly owned, directly or indirectly, by Vonage Holdings Corp.

i)	Company Non-Wholly-Owned Affiliate means any entity which is a Company Affiliate partially owned by a Third Party other than a Company Wholly-Owned Affiliate.

j)
Company Strategic Partner means a joint venture, private label and other strategic relationships of Company or Company Affiliates with Third Parties, and includes, without limitation, Company’s Affiliated joint venture in Brazil (“Vonage Brazil”) and Globe Telecom Inc./GTI Corporation.

k)
Excluded Traffic means any traffic (i) generated by Non-Wholly-Owned Affiliates, or under agreements between Wholly-Owned Affiliates and Strategic Partners; provided that Company shall not route any of its Route Management Services traffic to any Non-Wholly-Owned Affiliates or Strategic Partners for purposes of circumventing its Traffic Volume Commitment, (ii) acquired as part of any merger, acquisition or similar form of transaction involving Company and a Third Party (unless Company specifically requests, in its discretion, that such traffic be included in the Traffic Volume Commitment under this Addendum), (iii) re-routed pursuant to Sections 4.1(d)(ii), 4.1(d)(iii), 4.2(b), 4.2(d) and 6.4(b)(iv), or (iv) re-routed as otherwise permitted under the terms of Schedule A.

l)
Force Majeure Event is any cause beyond a Party's reasonable control resulting in such Party’s inability to timely perform its contractual obligations, including, without limitation, acts of war, acts of God, earthquake, hurricanes, flood, fire or other similar casualty, embargo, riot, terrorism, sabotage, strikes, governmental acts or interventions, insurrections,

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Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

epidemics, quarantines, failure of power, cable cuts, condemnation, failure of the Internet or other reason of a like nature not resulting from the actions or inactions of a Party; provided, however that any failure or non-performance of any of Carrier’s interconnected telecommunications providers or suppliers shall not be deemed to constitute a Force Majeure Event except to the extent such Third Party providers or suppliers are themselves impacted by a Force Majeure Event.

m)
India Rural means the following Destinations: Agra, Ambala, Andhra Pradesh, Bhopal, Coimbatore, Cuttak, Gujarat, Guwahati, Haryana, Jaipur, Karnataka, Kerala, Lucknow, Ludhinana, Magalore, Maharashtra, Mysore, Nagpur, Patna, Pune, Punjab, Raipur, Rajkot, Fixed Other and Tamil Nadu.

n)	SLA means the service level agreements described in Schedule A.

o)	Payment Period has the meaning set forth in Section 7.1.

p)	Person means any individual, corporation, firm, limited liability company, general or limited partnership, trust, estate, joint venture, Governmental Entity or any other entity or organization.

q)
Quality for purposes of Company’s rights pursuant to Section 4.1(d)(ii), 4.1(d)(iii) and Section 4.2(b) ∗, respectively, means that such Third Party carrier’s service level agreement commitments are substantially equivalent to or exceeding the ∗ metrics set forth in Annex B to Schedule A in all material respects.

r)	Route Management Service has the meaning set forth in Section 2.

s)	Route Management Term has the meaning set forth in Section 9.

t)	ROW has the meaning set forth in Section 4.3.

u)	ROW Pricing has the meaning set forth in Section 4.3(b).

v)	ROW Pricing Exceptions has the meaning set forth in Section 4.3(d).

w)	Termination Services has the meaning set forth in Section 3.

x)	Third Party means any Person other than a Party or a Party’s Affiliate.

y)
Traffic Volume Commitment means, collectively, the India Commitment (as defined in Section 4.1(a)), the Canada Commitment (as defined in Section 4.2(a)) and the ROW Commitment (as defined in Section 4.3(a)), as is subject to modification and Company’s rights to route away traffic as set forth in this Addendum.

z)	∗

aa)	Year 1 shall mean twelve (12) months after the Route Management Effective Date.

ab)	Year 2 shall mean twelve (12) months after Year 1.

ac)	Year 3 shall mean twelve (12) months after Year 2.

ad)	Year 4 shall mean twelve (12) months after Year 3.

ae)	Year 5 shall mean twelve (12) months after Year 4

2.
ROUTE MANAGEMENT SERVICE: Company will use Carrier as its preferred supplier to provide Termination Services utilizing the strategic pricing model to the destinations set forth in Section 4 below, in accordance with and subject to the terms and conditions of this Addendum (“Route Management Services”).

3.
VOICE TERMINATION SERVICE: Throughout the Route Management Term, Carrier shall provide Company with termination of international telecommunications traffic (IDDD type) which Company has delivered to one of Carrier’s interconnection locations, gateways or network domains for termination to those international destinations listed in the applicable Carrier Rate Amendment under the service tiers described in Section 3(a) and Section 3(b) below (collectively “Termination Services”). Carrier agrees to

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provide the Termination Services on a 365/24/7 basis in accordance with, and subject to the SLAs set forth and attached to this Addendum as Schedule A hereto. Both Parties shall have dedicated IP interconnects between one another to support the traffic provided under this Agreement. Carrier is required to interconnect with Company at ∗points of public or private interconnection sites via SIP. Carrier acknowledges and agrees that it is required under this Addendum to support the following CODECs g711, g729, and T.38 fax. Carrier acknowledges that a significant majority of Company’s calls, regardless of destination, may be delivered to Carrier using CODEC g711, and Carrier shall at all times remain technically prepared to manage Company’s Termination Services traffic routed via such CODECs. Except to the extent otherwise expressly set forth in Schedule A, Carrier agrees that it will at all times maintain sufficient capacity to support all of Company’s international telecommunications traffic to the extent committed by Company hereunder:

a)
VTS Prime Service: VTS Prime Service provides high-quality voice termination services consistently to any destination in the world including MSRN (Mobile Service Roaming Number) ranges and receives the highest priority to Carrier’s supply capacity per destination. All India and Canadian traffic will be serviced under the VTS Prime Service. ROW traffic will be serviced at the service tier (i.e., VTS Prime or VTS Preferred), as selected from time to time by Company for any given destination. Additional VTS Prime Service features include:

▪
Calling Line Identification (“CLI” or “CLID”) (CLI Delivery) Carrier assures CLI delivery for the named destinations in the Carrier Rate Amendment to be a minimum of ∗, subject to Company presenting CLI in the appropriate ITU format as provided to Company and updated from time to time.

▪
Controlled Routing Policy: In order to avoid deterioration of services, Carrier will endeavor to use Direct Routing for all destinations. If Direct Routing is not available, Carrier will use the next best available options, Routing Through Incumbent or Routing Through Third Party (each, as defined below).

▪
Direct Routing: “Direct Routing” is a form of routing whereby Carrier offers direct termination (no intermediary network) to all the mobile and fixed telecommunication companies/operators covered by the destination during the correspondent period offered.

▪
Routing Through Incumbent: “Routing through Incumbent” is a form of routing whereby Carrier offers terminating traffic through the Incumbent operator of the relevant destination to all the operators covered by the destination during the correspondent period offered.

▪
Routing Through Third Party: “Routing Through Third Party” is a form of routing whereby Carrier offers to terminate traffic through third party carriers (not the “Incumbents”) to all the mobile and fixed telecommunication companies/operators covered by the destinations during the relevant period for which the service is offered.

b)
VTS Preferred Service: VTS Preferred Service provides high-quality termination service which endeavors to use but does not guarantee, Direct Routing, Routing Through Incumbent and CLI delivery, in combination with more extensive Routing Through Third Party to most, but not all, dial code ranges within any destination. VTS Preferred receives the second highest priority to Carrier’s supply capacity per destination. ROW traffic will be serviced at the service tier (i.e., VTS Prime or VTS Preferred), as selected from time to time by Company for any given destination.

4.	PRICING AND TRAFFIC COMMITMENT: The following pricing will be effective for the Route Management Term:

4.1.
India Destination: For the India destination, all Route Management Services will be provided utilizing VTS Prime Service, and the following pricing and terms shall be applicable during the Route Management Term, and are not subject to change during the Route Management Term other than as provided under Section 4.1(d) or Section 4.1(e) of this Addendum:

a)	∗

b)	∗

c)	India Rural Pricing: The India Rural pricing model shall be a base rate of ∗.

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d)	India Pricing Adjustment (including India Rural): Carrier may modify the India destination(s) Pricing in accordance with the following, ∗:

i.
Carrier shall compare the USD-INR exchange rate as reported by Reuters as of 4pm (IST) on the last business day of each Quarter to the “Baseline Exchange Rate”, and in the event the then applicable USD-INR exchange rate has fluctuated by more than ∗ (increase or decrease) from the then current Baseline Exchange Rate: (A) Carrier shall modify the aforementioned India pricing upon providing seven (7) days’ prior written notice (which shall be provided via email to the following address: ratechange@vonage.com), such pricing to become effective at 11:59:59pm (IST) on the seventh (7th) day following the date of the notice; however, any decreases shall be effective upon receipt of notice (email notification to suffice), and (B) that resulting exchange rate shall become the new Baseline Exchange Rate on a going forward basis until the next time that the Baseline Exchange Rate is adjusted according to the foregoing mechanism. If the then applicable USD-INR exchange rate fluctuates less than ∗ (increase or decrease) from the then current Baseline Exchange Rate, the Baseline Exchange Rate shall remain unchanged; and/or

ii.
regulatory changes made by TRAI, Department of Telecom, the Ministry of Finance or any other Indian regulatory agency having jurisdiction over the Termination Services for India destinations (a “Regulatory Change”) which directly result in an increase to Carrier’s direct IDDD traffic termination costs underlying Company’s rates to India destination(s) (excluding any overhead, administrative, capex and internal costs of doing/growing business) of ∗ from Carrier’s analogous costs underlying the prior applicable discounted rate to Company for the affected India destination(s). In such case, such rate increase shall be on a penny-to-penny (or fraction thereof) basis without any mark-up and added incrementally to the discounted rate. Carrier shall endeavor to provide prompt notice of such change upon receipt of such notice from the applicable regulatory agency, and will give Company regular updates as to Carrier’s efforts (if any) to mitigate the impacts of such change. Carrier may not apply any increase under this subsection (ii) without having provided at least seven (7) days prior written notice (email notification to suffice) of such increase, together with sufficient background information, data and detail to enable Company to fully understand the basis for such increase.

iii.
If the Carrier’s direct IDDD traffic termination costs underlying Company’s rates to India destination(s) (excluding any overhead, administrative, capex and internal costs of doing/growing business) decreases as a result of a Regulatory Change and the decrease is not reflected in the rate to Company then Company will have the option to re-route its respective India traffic away from Carrier as set forth below. Where Company exercises this option, it will be required to demonstrate to

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Carrier that it has received a bona fide offer (or offers in the aggregate) from a reputable carrier (or multiple carriers if Company elects to use more than one reputable carrier to satisfy the coverage criteria) capable of providing similar Quality for ∗ of India Commitment traffic, at a weighted average cost per minute per destination (“Competitive Rate”) lower than Carrier’s India then-current discounted rate. Notwithstanding anything to the contrary herein, Carrier shall have a right to match the Competitive Rate within ∗ Business Days after Company’s presentation of the Competitive Rate, along with a certification as to the carrier(s) term commitment (if any) and associated Quality parameters to Company. If during the notice period Carrier confirms in writing that it will match the Competitive Rate, Company’s obligations remain unchanged without a right to route away the India traffic. If Carrier does not confirm its agreement to (or ultimately does not) match the Competitive Rate, Company shall have the immediate right to re-route up to ∗ of its India Commitment traffic until such time as Carrier reduces its rate to the Competitive Rate, after which Company will route the uncommitted portion of the re-routed India Commitment traffic back to Carrier within ∗ business days, and have up to the expiration of each individual commitment with an alternate carrier to which Company is subject, but in no case later than ∗ days following the expiration of the ∗ business day period and Carrier’s failure to confirm its agreement to match the Competitive Rate in order to route such re-routed India Commitment traffic back to Carrier. Where such re-routed India Commitment traffic is routed back to Carrier following confirmation of its agreement to match the Competitive Rate, all such India Commitment traffic will be subject to Competitive Rate, and all of the other terms and conditions as existed prior to the time of the re-routing. During the period of time in which Company routes any India Commitment traffic away from Carrier as set forth above, the following Carrier obligations shall not apply: (A) the SLA’s in respect of India Commitment traffic, (B) the base rate and any discounted rate hereunder for India Commitment traffic (i.e., the applicable rate for any such traffic that Company does not route away would be as identified in the then current Carrier Rate Amendment), ∗. For the avoidance of doubt, Company’s remaining obligations under this Addendum with respect to Canada and ROW shall remain unaffected, despite any action (or inaction) to re-route in accordance with the above. and/or

iv.	∗
In the case where Carrier becomes aware of such an event occurring or reasonably likely to occur, Carrier will use commercially reasonable efforts to mitigate against the impact of such factors as long as the condition continues to exist. To the extent immitigable, Carrier shall have the right to modify the India destination(s) pricing upon thirty (30) days’ prior written notice (so long as such circumstances continue to exist at the end of the 30 day notice period) together with sufficient background information, data and detail to enable Company to fully understand the basis for such increase, and such increase shall be limited to reflect the actual penny-to-penny (or fraction thereof) increase without any mark-up in Carrier’s Indian licensed telecommunications access provider’s charges imposed on Carrier for the termination of Company’s India destination IDDD traffic.

If the discounted rate increases for any India destinations (including India Rural destinations), Company will have the option to re-route its respective India traffic away from Carrier as set forth below. Where Company exercises this option, it will be required to demonstrate to Carrier that it has received a bona fide offer (or offers in the aggregate) from a reputable carrier (or multiple carriers if Company elects to use more than one reputable carrier to satisfy the coverage criteria) capable of providing similar Quality for ∗ of India Commitment traffic, at a weighted average cost per minute per destination (“Competitive Rate”) lower than Carrier’s increased India discounted rate. Notwithstanding anything to the contrary herein, Carrier shall have a right to match the Competitive Rate within five (5) Business Days after Company’s presentation of the Competitive Rate, along with a certification as to the carrier(s) term commitment (if any) and associated Quality parameters to Carrier. If during the notice period Carrier confirms in writing that it will match the Competitive Rate, Company’s obligations remain unchanged without a right to route away the India traffic. If Carrier does not confirm its agreement to (or ultimately does not) match the Competitive Rate, Company shall have the immediate right to re-route up to ∗ of its India Commitment traffic until such time as Carrier reduces its rate to the Competitive Rate, after which Company will route the uncommitted portion of the re-routed India Commitment traffic back to Carrier within three (3) business days, and have up to the expiration of each individual commitment with an alternate carrier to which Company is subject, but in no case later than ∗ following the expiration of the ∗ period and Carrier’s failure to confirm its agreement to match the Competitive Rate in order to route such re-routed India Commitment traffic back to Carrier. Where such re-routed India Commitment traffic is routed back to Carrier following confirmation of its agreement to match the Competitive Rate, all such India Commitment traffic will be subject to Competitive Rate, and all of the other terms and conditions as existed prior to the time of the re-routing. During the period of time in which Company routes any India Commitment traffic away from Carrier as set forth above, the following Carrier obligations shall not apply: (A) the SLA’s in respect of India Commitment traffic, (B) the base rate and any discounted rate hereunder for India Commitment traffic (i.e., the applicable rate for any such traffic that Company does not route away would be as identified in the then current Carrier Rate

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Amendment), ∗. For the avoidance of doubt, Company’s remaining obligations under this Addendum with respect to Canada and ROW shall remain unaffected, despite any action (or inaction) to re-route in accordance with the above.

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Notwithstanding Company’s route away rights above, should Company not route away any portion of the India Commitment traffic and the reason(s) for any increase under this subsection (d)(iii) abate or cease in a manner as to reduce Carrier’s costs, or any other development(s) occur to reduce Carrier’s cost, in terminating Company’s IDDD traffic, Carrier is obligated to promptly apply such reductions to Company’s pricing until Company’s pricing is restored to the original discounted rates in Section 4.1(b), as adjusted pursuant to Sections 4.1(d)(i) and/or (ii) above. For the avoidance of doubt, Carrier is not obligated to pass on cost decreases that would reduce pricing below the original discounted rates in Section 4.1(b), as adjusted pursuant to Sections 4.1(d)(i) and/or (ii) above.

e)	∗

4.2.
Canada Destination: For the Canada destinations, all Route Management Services will be provided utilizing VTS Prime Service, and the following pricing and terms shall be applicable during the Route Management Term and are not subject to change during the Route Management Term other than as provided under Section 4.2(b) of this Addendum:

a)
Canada Commitment: Company shall commit to send ∗ of its Canada destinations traffic (excluding any Excluded Traffic, and IDDD traffic to “Canada High Cost Codes” which are defined as these specific destinations: Canada Directory Assistance, Canada Northwestel and Canada Other) to Carrier (“Canada Commitment”).

b)	Canada Pricing: ∗.

c)	∗

d)	∗

4.3.
Rest of World Destinations: For all other destinations (excluding India, Canada, U.S. and Philippines Globe traffic associated with Company’s strategic alliance with Globe/GTI) (“ROW”), the following pricing and terms shall be applicable during the Route Management Term and are not subject to change during the Route Management Term other than as provided under Section 4.3(c) of this Addendum:

a)
Rest of World Commitment: Company shall commit to send the lesser of: (i) ∗ of ROW destinations traffic per applicable Quarter; or (ii) ∗ of its ROW destinations traffic per applicable Quarter to Carrier, excluding Excluded Traffic (“ROW Commitment”).

b) Rest of World Pricing: ∗:

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c)     ∗
d)     ∗

5.
COMPANY REPRESENTATIONS: Company represents and warrants that there is currently (i) no India destination traffic generated or originated by a Company Group Affiliate, and (ii) there is currently no India destination traffic generated or originated by a Company Wholly Owned Affiliates on a wholesale basis. Company further represents and warrants that during the Route Management Term:

a)
Neither Company, nor any Company Group Affiliate, and nor any Company Wholly-Owned Affiliate shall resell any Termination Service to destinations provided under this Addendum on a wholesale basis without Carrier’s prior written consent. For the avoidance of doubt, Company is permitted to resell Termination Services to destinations provided under this Addendum to Company Wholly-Owned Affiliates provided that the traffic is retail (i.e., offered by the Company Wholly Owned Affiliate directly to an end user and not a carrier) only;

b)
Company shall not directly or indirectly route India Commitment Traffic to or through a Company Group Affiliate or Wholly-Owned Affiliate, unless ultimately destined to Carrier for termination pursuant to this Addendum, without Carrier’s prior written consent, unless otherwise expressly permitted in this Addendum;

c)
The India rates may be made available to a Company Wholly-Owned Affiliate (subject to its compliance with Section 5(a) and (b) above), but shall not be made available either directly or indirectly to a Company Group Affiliate without Carrier’s prior written consent; and

d)
Carrier hereby provides its consent under (c) above with respect to the joint venture formed by a Company Wholly-Owned Affiliate and Datora Telecommunicaes (and its parent Affiliate) to provide telecommunications services in Brazil on a non-wholesale basis (the “Brazilian JV”). For the avoidance of doubt, the Brazilian JV is prohibited from reselling or transferring rates under this Addendum on a wholesale basis.

6.	BENCHMARKING:

6.1.	Benchmarking Definitions: The following definitions shall be applicable for Benchmarking:

a)
“Benchmark Country” means an individual or group of available international dialing code(s) that Carrier assigns for Termination Service, which would include either country code only or country code + city code or country code + mobile range or country code + special service code (excluding Canada and India), as established pursuant to Sections 6.2(a) and updated pursuant to Section 6.5.

b)
“Benchmark Destination” means a subset of a Benchmark Country in which the assigned individual or group of international dialing codes for Termination Service are defined by a particular type/network (i.e., fixed, mobile, special service).

c)
“Benchmark Exercise” means the independent third party’s or, the Carrier’s if requested by Company, analysis and summary report on the competitiveness of Route Management Services pricing under this Addendum, as set forth herein.

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d)
“Benchmark Index Rate” means the benchmarking rate for any Benchmark Destination calculated using the rates of the Peer Supplier List, eliminating the highest rate and lowest rate and averaging the remaining rates at the Benchmark Destination (break-out) level.

e)	“Benchmark Performance Rate” means the rate established at the Route Management Effective Date, by calculating as follows:

i.	The total weighted average cost of Benchmark Traffic to the Benchmark Destination, calculated using Carrier’s rates to Company at the Route Management Effective Date, divided by

ii.	The total weighted average cost of Benchmark Traffic to the Benchmark Destination calculated using the Benchmark Index Rate at the Route Management Effective Date.

f)	“Benchmark Period” means the previous, full calendar month prior to a Benchmarking Exercise.

g)
“Benchmark Index Cost” shall be calculated by multiplying the appropriate Benchmark Destination-specific Benchmark Index Rate for that particular Benchmark Period by the appropriate Benchmark Traffic volumes.

h)
“Benchmark Traffic” means Company’s actual traffic volumes to the Benchmark Destinations in the month of June 2013 (and as updated in connection with the Annual Benchmark Exercise pursuant to Section 6.5)

6.2.
Benchmarking Principles and Procedures: Benchmarking will be conducted for the VTS Prime and VTS Preferred service categories using an independent third party to be selected by Company at Company’s cost or, if requested by Company by utilizing Carrier’s internal tool at no cost, based on the following principles and procedures:

a)
The pricing levied by Carrier will be compared to the rates then-currently loaded into Carrier’s least-cost routing engine and available for use by Carrier to route Termination Service traffic under the VTS Prime and VTS Preferred service tiers, as provided by the ∗ global Tier-1 suppliers identified in Schedule B (the “Peer Supplier List”) for a minimum of the twenty (20) Benchmark Countries as provided by Company to Carrier, plus up to ∗ additional Benchmark Countries as may be identified by Company in its discretion, based on any countries to which Company previously, currently or is forecasted to deliver IDDD traffic. Company reserves the right to revise the list of Benchmark Countries in its discretion at the time of each Annual Benchmark Exercise.

6.3.	Calculation of Benchmark Index Cost and Benchmark Target:

a)
The rates used to calculate the Benchmark Index Rates shall be the rates then-currently loaded into Carrier’s least-cost routing engine and available for use by Carrier to route Termination Service traffic under the VTS Prime and VTS Preferred service tiers, as provided by the Peer Supplier List, as applicable to the Benchmark Period.

b)	Benchmark Destinations shall be excluded from the Benchmark Exercise where there are less than five (5) Peer Suppliers that provide rates to Carrier.

c)	Volumes of traffic provided to Benchmark Destinations during Force Majeure Events shall be excluded from the above calculations.

d)	A Benchmark Performance Rate will be established initially upon the Route Management Effective Date in accordance with the Benchmark Exercise described herein.

6.4.	Carrier Performance Review:
At Company’s request, but no more than once every ∗ (and not earlier than ∗ following the contract Route Management Effective Date), Carrier’s pricing will be reviewed in connection with the Benchmark Exercise, subject to the following:

Page 11 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

a)	If the result of a Benchmark Exercise is equal to or less than ∗ of the then-current established Benchmark Performance Rate, no further action shall be required by either Party.

b)	If result of a Benchmark Exercise is greater than ∗ of the then-current established aggregate benchmark:

i.	The Parties will identify the Benchmark Destination(s) which caused the result to exceed 105%;

ii.	Carrier will have ∗ to “cure” the situation, and bring the Benchmark Performance Rate back to or less than ∗ of the established Benchmark Performance Rate;

iii.	Another Benchmark Exercise will be carried out (at Carrier’s cost) and completed by the ∗ following the expiration of the ∗ cure period; and

iv.
If the results of the new benchmark are still in excess of ∗ of the then-current established Benchmark Performance Rate, Company will have the right to re-route the Benchmark Destination(s) identified in subsection (i) above and the ROW Commitment for the upcoming Quarter will be reduced by the amount of traffic sent to such Benchmark Destination(s) until such time as Carrier can demonstrate via a subsequent Benchmark Exercise (at Carrier’s cost) that its cost base has returned to within ∗ of the Benchmark Performance Rate established at the Route Management Effective Date, at which time, Company will have fourteen (14) days to reroute the traffic back to Carrier.

6.5
In addition to the Benchmark Exercise above, and occurring on or about each anniversary of the Route Management Effective Date, Carrier shall conduct an additional Benchmark Exercise using Company CDR’s provided by Company as applicable to the Benchmark Period immediately preceding the Benchmark Exercise (the “Annual Benchmark Exercise”). The aggregate benchmark is thereafter revised and re-established to reflect the Benchmark Index Cost as a result of this Annual Benchmark Exercise, based on actual call values and Company’s revised list of Benchmark Countries.

7.
BILLING/PAYMENT TERMS: Carrier acknowledges that the current deposit of ∗ held by Carrier for Company shall be applied towards the first Invoice under this Addendum. The Company’s credit limit as of the Route Management Effective Date shall be ∗ USD. Starting on the Route Management Effective Date and for the Route Management Term, Company shall provide and maintain a prepayment amount (“Prepayment”) to Carrier. The Prepayment will be invoiced at the beginning of every month by Carrier and payable on reception by Company. The Prepayment for each month will be equal to the difference between the previous month’s aggregated Invoice amount and the Company’s Credit Limit. The Parties may mutually agree to use a different method to establish the Prepayment should other estimates be more accurate.

It is understood that (A) the Prepayment will be applied against Invoices set forth below which are applicable to the traffic month the Prepayment is subject to as soon as they are issued on a first in and first out basis, and (B) Company shall continue to pay Invoices as set forth below. After the end of the month, a true-up statement will be issued by Carrier and any adjustments will be applicable on the next payment that becomes due. Carrier shall submit an invoice to Company after the end of the applicable Billing Period (as defined in Section 7.1) which shall include total charges for the applicable Billing Period (“Invoice”). Company shall pay the Invoice amount (less any amounts disputed in good faith pursuant to Section 7.2) to Carrier (1) in US dollars, (2) by wire transfer or such other method as the Parties may mutually agree, and (3) within the applicable Payment Period (as defined in Section 7.1). In no event shall Carrier be liable for the fraudulent or illegal use of the Services by any customers or end-users of Company, or for any amounts that Company is unable to collect from its customers, end users or others.

7.1.
Payment Period. 15 day cycle /15 day net payment due via wire for all non-disputed amounts. The billing intervals shall be fifteen (15) days (“Billing Period”) with fifteen (15) days net payment due from date of invoice receipt (“Payment Period”).

7.2.
Invoice Disputes. If a portion of an invoice is paid and subsequently disputed by Company subject to the dispute resolution terms of the Agreement, Carrier shall investigate and the parties shall in good faith resolve such dispute within thirty (30) days of notification from Company. If the Parties agree that Company has overpaid for Route Management Services, Carrier shall credit such overpayment against any other amounts owed by Company to Carrier. Any credits shall be made within thirty (30) days by Carrier against Carrier’s invoices. In the event that there are no billable services after Company’s notification against which to issue a credit, Carrier shall issue a cash refund. Unresolved disputes will follow the dispute

Page 12 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

resolution process set out in the Agreement. The Parties further acknowledge and agree that no suspension of services or performance obligations shall be permitted pending dispute resolution of disputed amounts, provided undisputed payment obligations are satisfied.

7.3.
Back-Billing. Carrier may not invoice services provided to Company more than one hundred twenty (120) calendar days after the end of the month in which Route Management Services were provided or initially raise a claim for payment of a previously issued invoice more than six (6) months after the invoice date (either, a “Late Claim”). Company is not obligated to pay Late Claims and Carrier waives all rights and remedies related to Late Claims, but excluding any tax obligations for services provided. Carrier will use good faith efforts to issue separate invoice for any and all arrears billing with proper dates and time periods of incurred usage expense.

7.4.
Billing Increments. Termination Services shall be billed in one (1) second increments with a one (1) second minimum, except for Mexico which shall be billed in sixty (60) second increments with a sixty (60) second minimum. Any process for the rounding of charges shall be equally applied by the Parties.

Applicable Time Zone: __ EST X_ GMT __ Other (Please specify): _________ (Spain and UK indicate local switch time)

8.
CREDIT LIMIT AND DEPOSIT: Carrier may increase the Credit Limit at any time upon notice to Company.  If the financial condition or payment history of the Company (or any surviving entity as a result of a Change of Control event) materially deteriorates after the Effective Date, as evidenced by a material downgrade in its credit rating or debt securities, a bond or loan covenant default, a history of repeated, consecutive, uncured, delinquent payments (not otherwise disputed herein) or other similarly material and demonstrable criteria that makes such condition or payment history unacceptable to the Carrier in its reasonable business judgment, the Carrier may decrease the Credit Limit, or require commercially reasonable alternate arrangements (e.g. LOCs, deposits or prepayments), solely to the extent necessary to mitigate its legitimate credit risk and exposure upon no less than ∗ prior written notice to Company.  If at any time Carrier determines that the sum (the Accrued Liability) of (i) total invoiced amounts which remain unpaid and undisputed, plus (ii) the unbilled but accrued usage of Company, has exceeded the then current Credit Limit, Carrier shall have the right to demand by written notice that Company make an immediate payment to Carrier by telegraphic transfer (or such other method as agreed by the parties) of such amount required to reduce its aggregate Accrued Liability to less than the Credit Limit. Upon written notice to Company, the demanded amount shall become immediately due and payable and Company shall pay such amount within three (3) business days of Company’s receipt of such notice. If Company fails to remit such payment when due, Carrier shall have the right without further notice to temporarily suspend the Route Management Services until such amounts are received by Carrier.

9.
ROUTE MANAGEMENT TERM: Notwithstanding anything contained in the Agreement to the contrary, the Route Management Service and the obligations under this Addendum shall commence on Route Management Effective Date and shall remain in force for an initial five (5) year term (the “Route Management Term”). Notwithstanding the foregoing, each Party shall have the right to terminate this Addendum by providing six (6) months’ notice prior to the commencement of Year 4 of the Route Management Term. Upon such notification of termination, the Parties shall immediately enter into good faith negotiations with the goal of reaching an agreement within thirty (30) days of receipt of such termination notice. For the avoidance of doubt, the termination for convenience rights under Section 3.2 of the Agreement shall not apply to this Addendum.

10.
ASSIGNMENT AND CHANGE OF CONTROL: The Agreement (including this Addendum) may not be assigned without the express written consent of the other Party, which consent shall not be unreasonably withheld; provided however, that a Change of Control of a Party, or any deemed assignment (whether or not by operation of law) of the Agreement (including this Addendum) resulting from a “Change of Control” of a Party, shall not require the consent of, or compliance with any precondition of the other Party. In addition, either Party may assign this Agreement to an Affiliate of such Party without the need for consent, but with at least ten (10) days prior written notice of such assignment. For purposes of this Agreement, “Change of Control” means (i) a merger involving a Party in which such Party is not the surviving entity; (ii) a merger involving a Party in which the Party is the surviving entity but in which securities possessing greater than fifty percent (50%) of the total combined voting power of a Party’s outstanding voting securities are transferred to other Persons; (iii) a sale or disposition of all or substantially all of a Party’s property, assets or business or merger into or consolidation with any other Person (other than to a Party’s Affiliate); or (iv) a sale, assignment or other transfer of a Party’s securities possessing greater than 50% of the total combined voting power of such Party’s outstanding voting securities at the time of such transfer. Any attempted or purported assignment not permitted hereunder shall be void.

11.
LOCAL LOOP CHARGES: Company shall be responsible for all local loop charges that Carrier is required to pay to any third party service provider that are incurred on behalf of Company and the local loop charges shall survive reduction, suspension and/or termination of services.

Page 13 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.
FORECAST ESTIMATES: At least fifteen (15) days prior to the start of each Quarter, Company shall provide to Carrier a written non-binding forecast estimate of traffic volumes for that Quarter, including without limitation, endeavoring to identify any anticipated traffic volume spike periods (the “Forecast Estimate”). If Carrier receives a Forecast Estimate for any destination(s) which are materially greater than prior Forecast Estimates and the capacity for which is reasonably unplanned for such material increase (“Over-Flow Traffic”), then Carrier shall notify Company promptly (within five (5) Business Days) if it cannot adequately provide the necessary capacity to satisfy the Over-Flow Traffic and confirm the maximum capacity it has for such destination(s) traffic. Company has the option to route away the portion of the Over-Flow Traffic exceeding Carrier’s capacity. Company acknowledges that if it does not route away such Over-Flow Traffic, Carrier is relieved from any liability associated with not performing to the minimum SLAs with respect to such destination traffic. For the avoidance of doubt, Company’s ROW commitment will not be reduced due to Carrier’s inability to provide termination for volumes in excess of ∗ of previous volumes sent by Company to Carrier to any particular destination.

13.
TERMINATION: For avoidance of doubt, there is no right of termination for convenience by either party (except for the termination right in Section 9 of this Addendum) notwithstanding any termination for convenience rights under Section 3.2 of the Agreement, nor by Carrier for a material change in financial condition of Company that poses a material financial risk to Carrier notwithstanding the termination rights set forth under Section 3.3(c) of the Agreement; but this Addendum is subject to all other termination rights, including for cause, as set forth in this Addendum and the Agreement; provided that any termination under Section 3.3(a)(ii) of the Agreement must be based on an uncured breach of a material obligation under this Addendum. Company may terminate this Addendum in whole or in part due to Carrier’s SLA failures as set forth in Schedule A. Any expiration or termination of the Addendum is not considered a termination or expiration of the Agreement. Should Carrier terminate this Addendum in accordance with Suspension/Reduction/Termination provisions of the Agreement (except for Section 3.2 or Section 3.3(c) of the Agreement which are not available under this Addendum), or should Company terminate this Addendum for any reason (except for Section 3.2 or Section 3.3(c) of the Agreement which are not available under this Addendum) other than a material breach solely attributable to Carrier which breach has not been cured within thirty (30) days, then Company shall be fully liable to pay to Carrier any termination charges that Carrier is required to pay to any Third Party telecommunications service provider, if any, for terminating their facilities that were incurred on behalf of Company.

IF A DEPOSIT IS THEN WITHHELD BY CARRIER: With respect to this Addendum only, notwithstanding Section 3.3 of the Agreement, neither the Agreement nor this Addendum may be terminated by Carrier due to non-payment unless such charges are undisputed and are, in the aggregate, in excess of the Company’s unapplied unused deposit held by Carrier (if a deposit is then held by Carrier), and remain unpaid for at least five (5) business days after receipt of written notice (which notice must be delivered in accordance with the notice provisions and refer to the right to terminate if payment is not timely met within the five (5) business day period.) Any termination of this Addendum or the Agreement due to Section 3.3(b), (d) or (e) of the Agreement will have the effect of terminating the Parties’ remaining executory obligations under this Addendum, including the remainder of any unmet minimum commitments and pricing commitments, without affecting payment obligations of invoices for services rendered, or any other rights and remedies under the Agreement (independent of the Addendum) regarding the specific basis for the termination.

14.
OFFICER CERTIFICATION: Each Party, upon written request of the other Party and no more often than twice per year, will provide to the other Party within thirty (30) days thereafter a senior corporate officer’s (designated as a corporate officer by such Party’s by-laws) certificate confirming its compliance with the terms of this Addendum in all material respects.

15.	AUDIT RIGHTS: Each Party shall have an annual audit right to the extent reasonably necessary to permit a Party or an auditor appointed by a Party to:
a)For Company: Verify Carrier’s compliance with the terms of this Addendum.
b)For Carrier: Verify Company’s compliance with the terms of this Addendum.
All such audits shall be conducted: (i) no more than once per year during the Route Management Term; (ii) with no less than sixty (60) days prior written notice; (iii) at the cost of the auditing Party; (iv) provided any appointed auditor does not have material conflict of interest with the audited Party; (v) subject to the auditor complying with the audited Party’s reasonable confidentiality and security requirements; and (vi) provided that: (A) it shall be solely for the purposes of verification of compliance with the terms

Page 14 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

of this Addendum; and (B) the audit requests access to books and records related solely to the transactions between the Parties that are the subject of this Addendum. Any such audit shall be conducted with a minimum of disruption to the other Party’s normal business operations. In the event an audit results in a determination of noncompliance with the terms of this Addendum by a Party, that Party shall pay (or reimburse the other Party for, as applicable) for the reasonable out of pocket costs for that audit.

16.
PRESS RELEASE: The Parties agree that Carrier may wish to prepare and issue a press release related to this Addendum for issuance on May 14, 2013. In such a case, Carrier will provide a copy of its proposed form of press release on or before May 9, 2013 and may not issue the press release without Company’s prior written consent, not to be unreasonably withheld.

17.
NEW MSA. The Parties agree to negotiate in good faith to conclude prior to the Effective Date a new MSA to replace the current MSA, using the Company’s form of MSA attached hereto as Schedule C as a starting point for negotiations.

18.	∗

19.	∗

Page 15 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

20. NOTICE: All notices, requests or other communications hereunder shall be in writing, addressed to the Parties at the address indicated herein. Notices mailed by registered or certified mail shall be deemed to have been received by the addressee on the fifth (5th) business day following the mailing or sending thereof. Notices sent by facsimile shall be deemed to have been received when the delivery confirmation is received.. A Party may update and amend its notices contact information upon prior written notice.

21.Notice Information:

Legal Notices To Carrier: Tata Communications Attention : Legal Department 35 Tai Seng Street, TCX Building #06-01, Singapore 534103 Facsimile: +65 6634 8572 Email:	Legal Notices To Company: Vonage America Inc. 23 Main Street Holmdel NJ 07733 Attn: Chief Legal Officer

Page 16 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Invoices To Company: Electronic Invoices: Company shall be sent electronic invoices only: No Yes, please send to the following email address: accountspayable@vonage.com
Carrier Authorized Rate Notification Sender: Pricing related information, code changes and/or rate notifications shall only be deemed valid if sent to Company from:
    The following email addresses only:
    Email #1: pricing@tatacommunications.com
    Email #2: ___________________________________

   and/or Tata Communications Pricing Manager

Rate Change Notices To Company Shall Be Sent To:
Rate Change Method For Rates Sent to Company (“Company Rate Change Method”) (Select only one):
         Email: ___ratechange@vonage.comCourtesy Rate Change Copy To: _____________________

Company Rate Change Amendment Format:
 Standard (Only Changes) Special (Full A-Z listing)
 Customer Batching Manual Batching
Batching Schedule:______________________________________
 Show LATA (US) Show LATA (Canada)
 Show Service Levels Show Code By Line
    Show Country City Codes Together

22.
NO MODIFICATION; CONFLICT: Except as modified and amended hereby, the Agreement remains unmodified and in full force and effect and each Party hereby reaffirms all representations, warranties and covenants contained therein. In the event of a conflict between the terms of this Addendum and the Agreement, terms of this Addendum shall control.

23.
ENTIRE AGREEMENT: This Addendum embodies the entire agreement and understanding of the Parties with respect to the supplementing and amending of the Agreement with regard to the matters described herein. There are no restrictions, promises, representations, warranties, covenants or undertakings with respect thereto, other than those expressly set forth or referred to herein.

Page 17 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have executed this Route Management Services Addendum to the Agreement as of the date last written below.

By: Tata Communications (America) Inc. (“Carrier”) Authorized Signature Michel Guyot Name President, Global Voice Solutions Title May 10, 2013 Date	By: Vonage America Inc. (“Company”) Authorized Signature Name Title Date

Page 18 of 13 –Route Management Services Addendum
PROPRIETARY AND CONFIDENTIAL
Ver. 12.2 (Custom April 2013)

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule A: Service Level Assurance

In order for Company to fulfill its obligations under the Addendum, Carrier must maintain standards of quality in all aspects related to the provision of Termination Services (“SLAs” or “Service Levels”). To that purpose, Carrier agrees to the standards set forth in this Schedule A (including its Annexes), measured daily and SLA performance shall be calculated on a weekly basis.

1.    INTRODUCTION AND PURPOSE:

1.1	This Schedule describes what Service Levels are provided for the Addendum.

1.2	This Schedule includes Annexes A through E, which set out the specific Service Levels that shall apply.

1.3	Service Levels are comprised of: Service Levels relating to Termination Services (‘Termination Service Levels’); and those relating to fault handling (‘Fault Handling Service Levels’).
2.    MEASUREMENT OF SERVICE LEVELS:

2.1	Measurement Period

2.1.1
During the Route Management Term, Carrier shall use industry standard measurement tools to accurately measure, monitor and report the Service Levels, as more specifically set out in Paragraph 3 of this Schedule.

2.1.2	Carrier shall endeavor to meet or exceed the Service Levels, as set forth in this Schedule.

3.    SERVICE METRICS FOR CARRIER TERMINATION SERVICES

This section sets out the metrics which shall be used as the basis for setting Service Levels.

3.1 Metrics relating to Carrier Termination Services: Termination Services in relation to specific Service Levels and destinations will be managed and performance reported against the following metrics listed below (‘Performance Services Metric’). The definitions of the Performance Service Metric are set out at Annex A to this Schedule and the manner in which Performance Service Levels are set against the Performance Service Metric in relation to specific Service Levels and destinations is set out in the table to be agreed between the Parties in the form set out at Annex B to this Schedule (‘Destination Service Levels Table’). Subject to the applicable Service Levels and destinations, the Performance Services Metric may include:

•	∗

The Parties will use reasonable endeavors over the Route Management Term to work towards improving the tools for enhancing Service Level performance.

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.2 Peak Periods: The Parties acknowledge that the aforementioned Performance Services Metric may be impacted periodically by in-country market circumstances such as government-recognized national holidays (“National Holidays”). National Holiday - related impacts shall be considered as Force Majeure Events and such instances shall not be held contributory to the above measurements.

3.2.1    Notwithstanding the foregoing, Carrier and Company shall work together in good faith to develop a capacity plan (“Capacity Plan”) no less than thirty (30) days prior to National Holidays in major destinations to ensure sufficient capacity is available to accommodate for peak traffic during such events. In the event the Parties agree on a Capacity Plan, the applicable Performance Service Metric shall still apply during that National Holiday. In the event the Parties do not agree on a Capacity Plan, and the traffic during the National Holiday cannot be accommodated by Carrier, Company may route away the affected traffic (in which case, the applicable India Commitment and Canada Commitment, respectively, would not apply).

3.3 Fault Handling Metrics: Carrier will provide Company with access to a fully trained fault management team. The specific Fault Handling Service Level definitions are defined below and the specific Service Category to which each metric applies is set out at the Destination Service Levels Table.

3.4 Response Time: The time between Company informing Carrier’s designated contact either by means of telephone, e-mail or via Carrier’s customer portal that in Company’s opinion a Fault (as defined in Section 3.6 below) has occurred and the confirmation from Carrier that the Fault is acknowledged.

3.5 Resolution Time: The time between Company informing Carrier’s designated contact either by means of telephone, e-mail or via Carrier’s customer portal that in Company’ opinion a Fault has occurred and the time at which Company receives by e-mail or via the Carrier customer portal notification that the Fault has been resolved. If Company identifies that the Fault still persists after the closing of a trouble ticket, the Fault shall be considered not closed and the resolution time shall restart from that point of notification from Company. Subject to the Fault Reporting Procedures as set forth in Annex D, Carrier will inform Company by e-mail, telephone or via the Carrier customer portal of the status in resolving any Fault upon request by Company.

3.5.1 Testing Period: From the time Carrier notifies Company that the validated issue is resolved, Company agrees to test and provide ticket fault resolution or feedback within twenty-four (24) hours. If ticket is closed then Company will re-route traffic as promptly as possible under the circumstances. If Company perceives the issue still exists, Company will provide proof (e.g. call samples, data to support, etc.) of the existence of the issue.

3.5.2 Carrier will endeavor to proactively notify Company of network issues it becomes aware of.

3.6 Fault Definitions: When reporting Faults to Carrier, Company will employ standard definitions of the severity of the Fault. Priority definitions are defined below. Company reserves the right to contact Carrier and increase the Priority based on the impact to its customers. The Fault Handling Metrics for the newly-assigned Priority will commence upon such notice.
a) Priority 1 Faults: Priority 1 Faults are a “Material Service Failure” which means any one or more of the following (provided that at all times a Fault in respect of a single telephone number shall not constitute a Material Service Failure):

(i)	Total outage of Carrier’s Termination Services network ∗ NER;

(ii)	Complete loss of Voice Termination Service access to any destination listed on the Carrier Rate Amendment;

(iii)	Severe destination impairment on the Termination Service to any destination on the Carrier Rate Amendment for that service, to include:

•
For traffic routed on Prime Service Level: Performance Service Metrics falling below key performance targets as set out in the Destination Services Levels Table: ∗ of target for a rolling 7 day period;

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

•
For traffic routed on Preferred Service Level: Performance Service Metrics falling below key performance targets as set out in the Destination Services Levels Table: ∗ of target for a rolling 7 day period;

•	Multiple Faults to the same destination on the Termination Service listed in Carrier Rate Amendment twice within 24 hours; or

•
Company opens ticket which is voice impairment related, is customer impacting (Company to provide a screen shot from internal dashboard to show data on customer impact), Company routes specific destination traffic away, and issue is validated to be a Carrier issue.

b) Priority 2 Faults: Means any instance when the following measures in respect of any Termination Service destination fails to be met, either:
i) For traffic routed on Prime Service Level: Performance Service Metrics falling below key performance targets as set out in the Destination Services Levels Table: ∗ of target for a rolling 7 day period; or
ii) For traffic routed on Preferred Service Level: Performance Service Metrics falling below key performance targets as set out in the Destination Services Levels Table: ∗ of target for a rolling 7 day period.

c) Priority 3 Faults: Means any instance when the following measures in respect of any Carrier Prime Service Destination fails to be met, either:
i) For traffic routed on Prime Service Level: Performance Service Metrics falling below key performance targets as set out in the Destination Services Levels Table: ∗of target for a rolling 7 day period;
ii) For traffic routed on Preferred Service Level: Performance Service Metrics falling below key performance targets as set out in the Destination Services Levels Table: ∗ of target for a rolling 7 day period;
iii) Any other Fault not otherwise specified in this Section 3.6(c) to this Schedule A; or
iv) Company opens ticket which is voice impairment related, may or may not be customer impacting, Company does not route away traffic and issue is validated to be a Carrier issue
4.    SERVICE LEVEL EXCLUSIONS: Notwithstanding anything stated to the contrary herein, Carrier shall be relieved from any failure to achieve a Performance Service Metric to the extent that the cause of an Incident and / or fault is determined to have occurred as a result of one or more of the following conditions:

(a)	Any Faults not reported by Company to Carrier as Qualified Trouble Tickets;

(b)
Force Majeure Events: Neither Carrier nor Company shall be held responsible for any unforeseen Faults as arising from Force Majeure Events as defined in the Addendum. Carrier is responsible for informing Company immediately of all such issues and events and using all commercially reasonable efforts to provide an alternative solution.  In such an event, if the Company is required to route away traffic, Company will be relieved of its Traffic Volume Commitment for the affected period by an amount equal to the daily average amount of traffic to affected destination over the seven (7) days prior to when the Force Majeure Events first occurred multiplied by the number of days Company was required to route away and Company may route such traffic to Third Party telecommunications suppliers at its discretion; provided, however, that Carrier will notify Company of route availability upon elimination of the Force Majeure Event at which time Company will begin a testing period of seven (7) days. Once testing is complete to Company’s reasonable satisfaction, Company will route traffic back to Carrier within the following seven (7) day period. If the Company continues to route traffic to Carrier during the Force Majeure Event, the amount of traffic Company sent to Carrier for termination will be deducted from the amount of traffic for which it requested relief;

(c)
Scheduled Work Outages. If Company is properly notified in accordance with Annex E – Company CRQ Process (via email to Company’s designated NOC contact to suffice) of a “planned outage”, the parties agree that any Trouble Tickets that results from such a planned outage shall not be considered as a Faults, to the extent that such planned outages are limited to three (3) occurrences per Quarter and are in each case completed within an agreed-upon maintenance window.  In any event, Company will be relieved of the Traffic Volume Commitment for the entire duration of each planned outage (e.g., whether or not properly notified) by an amount equal to the daily average amount of traffic to affected destination over the seven (7) days prior to when the planned outage first occurred, multiplied by the number of days (and fractions thereof) of the planned outage;

(d)	For traffic sent by Company to Carrier during Peak Periods to the extent excluded under Section 3.2 of this Schedule;

(e)	Degradation of performance on the affected destination for the period in question is found to be the result of originating customer behavior which affects the successful delivery of the call;

(f)
In the event actual ROW traffic sent by Company to Carrier is in excess of the Company's non-binding forecast by more than ∗ to a particular destination, Carrier shall be relieved of the SLA with respect to the excess traffic to the extent that such failure arises from the excess traffic;

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(g)	Maintenance actions requested by or attributed to Company;

(h)	Applications, equipment or facilities provided by Company, its contractors or end-users;

(i)	Acts or omissions of Company, its contractors or end-users; or

(j)	Where in respect of a particular destination, the Performance Service Metric would have been met if there had been no invalid or unassigned numbers sent by Company.

5. SERVICE LEVEL REPORTING

5.1    Fault Handling Reporting: Carrier will use commercially reasonable efforts to provide an accurate SLA and quality performance reporting to Company by the first and third Monday of every calendar month and failure to timely provide such a report shall not be deemed to be a material breach of this Addendum, unless such failure occurs more than four (4) times within any calendar quarter, which will be subject to cure. These statistics will address, at minimum, daily measurements, and SLA performance shall be calculated on a weekly basis.

IN WITNESS WHEREOF, the Parties have executed this Schedule A to the Addendum as of the date last written below.

By : Tata Communications (America) Inc. (“Carrier”) Authorized Signature Michel Guyot, President, Global Voice Solutions Name and Title May 10, 2013 Date Date	By : Vonage America Inc. (“Company”) Authorized Signature Name and Title Date

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ANNEX A
Definitions of Service Metrics

Network Efficiency Ratio
Network Effectiveness Ratio is described in ITU E.411. NER is designed to express the ability of networks to deliver calls to the far-end terminal for Termination Services. NER expresses the relationship between the number of seizures and the sum of the number of seizures resulting in either an answer signal, or a user busy, or a ring no answer, or, in the case of ISDN, a terminal rejection/unavailability.

Seizure
A call that is accepted for delivery by the receiving network from the originating network for Termination Services. Once seized, a call is now the responsibility of the receiving network to complete.

Answer to Seizure Ratio (ASR)
ASR: As described in ITU E.411-E437, Answer Seizure Ratio (ASR) gives the relationship between the number of seizures that result in an answer signal and the total number of seizures for Termination Services. This is a direct measure of the effectiveness of the service being offered onward from the point of measurement and is expressed as a percentage as follows:

ASR = (Seizures resulting in answer signal/Total seizures) X 100

Answer Bid Ratio (ABR)
ABR: As described in ITU E.425, Answer Bids Ratio gives the relationship between the number of bids that result in an answer signal and the total number of bids for Termination Services. This is a direct measure of the effectiveness of the service being offered and is expressed as a percentage.

ABR - (Bids resulting in answer signal/Total Bids) X 100

Bid
Bid: As described in ITU E.410 Annex 10, a bid is an attempt to obtain a circuit in a circuit group or to a destination. A bid may be successful or unsuccessful in seizing a circuit in that circuit group or to that destination.

Average Length Of Conversation (ALOC)
ALOC: As described in ITU E.437, ALOC is the Average Length Of Conversation for completed calls using the Termination Services. A statistically significant difference in ALOC between two routes may be considered as an indication of some irregularity warranting further investigation.

Number of Repeat Faults

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Number of repeat faults is used to describe the number of incidents reported by Company to Carrier as Faults that following Carrier communication of the incident being cleared and Company’s acceptance of the Fault being cleared are subsequently reported again as Faults of the same nature within a period of ∗ hours of the initial or subsequent clear message from Carrier to Company.

Number of Priority 1 incidents per month
The number of Priority 1 incidents per month is used to describe the number of Priority 1 Faults that Company reports to Carrier and that Carrier subsequently communicates a clear cause other than “Fault not found”.
Valid Call Attempts
Is used to describe a call request from a Company network to a Carrier network including a valid called party number. Attempts where the called party number is wrong or not in the correct format are excluded form the number of Valid Call Attempts.

Mean Time To Repair
The Mean Time To Repair is used to describe average time between Company opening Qualified Trouble Tickets by the mechanisms specified through the Fault Reporting Process as set forth in Annex C of this Schedule and Carrier communicating the clearance of those Tickets. In any case that a fault is subsequently found not to be cleared the Mean Time To Repair will be from the start of the original fault to the eventual close of the same fault.

Qualified Trouble Tickets
Qualified Trouble Tickets is used to describe those tickets that are opened as per the Fault Reporting Process as set forth in Annex D to this Schedule and which relate to Faults meeting the definitions of Fault Definitions as set forth in Section 3 of this Schedule.

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ANNEX B
SERVICE LEVELS

The following targets will apply to any destination where for each Service tier Company makes no fewer than 300 Valid Call Attempts on a daily average basis to the applicable Destination. If a Peak Period occurs during the month, then for the destination or metric excluded for that period, the number of Valid Call Attempts on a daily average will be reduced pro rata by the duration of the Peak Period in days as a proportion of the total days in the month.
Fault Handling Metrics – Prime Service Level

	Priority 1	Priority 2	Priority 3
Response Time	∗	∗	∗
Periodical Status	Upon request	Upon request	Upon request
Resolution Time	∗	∗	∗

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Fault Handling Metrics – Preferred Service Level

	Priority 1	Priority 2	Priority 3
Response Time	∗	∗	∗
Periodical Status	Upon request	Upon request	Upon request
Resolution Time	∗	∗	∗

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Target Mean Time to Repair

The Target Mean Time To Repair shall be the Resolution Time for each category of Fault Priority for Qualified Trouble Tickets. The Mean Time To Repair performance will be:

The sum of actual Resolution Time to repair Faults
The total number of Faults

Destination Specific Targets
[SEE DESTINATION SERVICE LEVELS TABLES ATTACHED]

Confidential & Proprietary
Service Level Agreement
Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

		PRIME				PREF.
	Desination	SL	ASR	ALOC	NER	SL	ASR	ALOC	NER
	*	*	*	*	*	*	*	*	*

*
Portions herein identified by * have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

© 2011 Tata Communications Ltd. All Rights Reserved                Global Voice Solutions - Fault Reporting -10
Mar 2013

Annex C:
SLA Failure Remedies

For clarification purposes, the following shall apply to Priority 1 and 2 Faults that are initiated by Company upon its detection of an issue, but excluding any Trouble Tickets that arise due to any Service Level Exclusions (as defined in Section 4 above)):

Chronic Events
	Priority 1 Faults	Priority 2 Faults
Chronic Issue
∗ Priority 1 Faults to the same destination for any rolling ∗ day period.

OR
For India destinations (excluding India Rural) and Canada destinations (excluding the Canada High Cost Codes), only: Greater than ∗ Faults in a ∗ day period where Carrier did NOT meet the MTTR requirement in Annex B.

* Priority 2 Faults to the same destination during any rolling ∗ day period.
Chronic Condition
∗ Chronic Issues during any rolling ∗ day period to the same destination or ∗ complete failure across Carrier’s Termination Services network.
OR
 For India destinations (excluding India Rural) and Canada destinations (excluding the Canada High Cost Codes), only: Greater than ∗ Faults in a ∗ day period where Carrier did NOT meet the MTTR requirement in Annex B.

* Chronic Issues during any rolling ∗ day period to the same destinations.

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Should Company experience Chronic Events (defined as per table above), it may have the right to route away Termination Services traffic for the affected destination (at the DNIS level). Accordingly, in the event of a Chronic Event, Company may elect to be relieved of its Traffic Volume Commitment for the affected destination (at the DNIS level) without penalty during the Event. In the event Company is unable to fulfill the Traffic Volume Commitments as the result of any one or more Chronic Event(s), Company shall be relieved of any shortfall penalty or other remedy associated with the affected traffic to the affected destination(s) (at the DNIS level), and Company may route such traffic to Third Party telecommunications suppliers at its discretion as a direct result of such Chronic Event(s).

a.
Relief from the Traffic Volume Commitment will be equal to the daily average amount of traffic over the ∗ days prior to when the first Chronic Event occurred, multiplied by the number of days of the Event. Company shall be relieved from its Traffic Volume Commitment obligations for the affected destination (at the DNIS level) from the time when the Event first occurred. Should Company elect any relief from its Traffic Volume Commitment to an affected destination (at the DNIS level), Carrier shall not be relieved of its pricing, capacity or SLA obligations. Upon notice from Carrier, Company will begin a testing period of ∗ days. Once testing is complete to Company’s reasonable satisfaction, Company will route traffic back to Carrier within the following ∗ day period.

b.
Solely with respect to India destinations, in the event Chronic Condition(s) occur ∗ or more times in any rolling ∗ month period during the Route Management Services Term, Company shall have a right to terminate the Addendum in whole or in part upon no less thirty (30) days written notice to Carrier, provided such notice is sent within ∗ days of the completion of the second such Chronic Condition(s) giving rise to this termination right.

c.
Solely with respect to Canada, in the event of ∗ Chronic Condition(s), Company will be relieved of its Canadian Commitment to Carrier. In such instance, the affected destination will no longer be subject to SLA’s under this Schedule.

d.
In addition to and without limiting Company’s rights and remedies under the foregoing, in the event of ∗ Chronic Condition(s) affecting a ROW destination (at the DNIS level), the ROW Commitment will be reduced by the daily average amount of traffic over the ∗ days prior to when the first Chronic Condition occurred for the remaining term of the Addendum and route such traffic to Third Party telecommunications suppliers at its discretion. In such instances, the affected destination will no longer be subject to SLA’s under this Schedule.

e.
For the ∗ Commitment only, if a Company shortfall of Traffic Volume Commitment minutes can be traced back to a Carrier caused by Priority 1 Faults where minute relief was not granted, then Company will not be in violation of any shortfall obligations.

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ANNEX D

Global Voice Solutions

Fault Reporting

Complete Reference Guide

Our Commitment:
Provide the Highest Level of Customer Service and Satisfaction

Revision March 2013

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

© 2011 Tata Communications Ltd. All Rights Reserved

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

How to report a fault

-    By phone : +1-514-868-7875 // UIFN +800-9333-3999
- By e-mail: customer.service@tatacommunications.com
- Through the customer portal: https://customerzone.tatacommunications.com

Basic Information Required

-    Your name, company name, telephone number (mandatory)
-    Outage or impairment status (preferable)
-    Your fault reference numbers, both from Tata Communications system and from your internal system if any (optional)
-    Your fault priority (optional)

Service-related Information Requirement – Voice Services

•	Fault category

•	Fast busy, RNA, Call drop, CLI, echo, noise etc…

•	Fault severity for Vonage mapped to TATA fault severity

•	P1 – P3

•	Called number

•	Calling number

•	Date and time in GMT

•	Please report faults based on LCR break out vs. destination break out

•	We often times get 1 email with several LCR break outs for Brazil

•	CDR (full cdr if possible showing the full detail of the call)

•	When was fault reported to Vonage (was there a lag in time of fault and time reported)

•	At time of reported fault was there issue (green, yellow or red) within their impairment tool (packetloss, jitter and latency)

•	Were any other faults for LCR destination reported during same time?

•	What investigation steps were taken at Vonage – Include all of below

•	Did you check customer equipment

•	Was there IP issue with customer – Can you verify?

•	RTP issues if any

•	Traces of the call that had reported fault

•	Reproduce fault (about half of tickets opened a month are closed due to not being able to reproduce)

Service-related Information Requirement – Access Services (Toll-free/LNS)

-    Type of origination phone used (i.e. mobile, hotel, landline, office, etc.)
-    Has phone number worked previously from this specific phone?
-    Phone number of phone used to place failed call

Resolution Procedures

As Tata Communications is an international telecommunications and data carrier,

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the service outage or service deficiency may be related to a particular link with a foreign carrier or localised within the territory of a foreign administration. In that case, the GNMC will coordinate the testing and repair work with the foreign carrier or administration. Throughout this process the TSC-W will follow the progress of this work, keeping the customer advised of the fault resolution process and ensuring rapid fault resolution.

Either upon receipt of a called-in fault report or from automatic fault detection, network operations personnel investigate to determine the source of the fault and attempt to resolve it. If this is not feasible, maintenance personnel are dispatched on a worldwide basis to the source of the problem.

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Incident Criteria

Event Classification    Incident Criteria Voice

Severity 3	Single Number Problem Single Area Problem No Ring Back Tone (RBT)
Severity 2 Voice quality issues e.g., Echo, One Way (Median priority) Speech and Cross Talk. Low ASR to a destination Mobile Station Roaming Number (MSRN) coverage
Severity 1 0% destination Answer Seizure Ratio (ASR) (Highest priority) Call Line Identification (CLI) Failure Fax Issues Dual-Tone Multi-Frequency (DTMF) Issues False Answer Supervision (FAS)
Crisis event Loss of Switching, Signalling and Routing Platform

2. Repair Time and Escalation

Tata Communications maintains aggressive goals for Mean Time To Repair (MTTR).
If the MTTR threshold is in jeopardy and/or if the customer feels it is necessary, the customer may begin escalating the trouble within Tata Communications.

The following escalation guidelines apply to customer service interruptions:

-	Escalation should be made at the given intervals until the trouble is isolated and a repair plan is implemented.

-	Escalation can vary after the isolation of the fault depending on repair activity underway and is not necessarily limited to set intervals.

-	Escalation will be based on fault duration, not length of time at the fix agency (even if the fix agency just received the ticket). The escalation clock starts when the ticket is opened.

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Escalation List for Global Customer Service - Contact matrix to be used during trouble ticket life cycle. Please ensure you have reached the first level of escalation before moving to the next level.

Contact    Phone    E-mail

1st Level: Shift Lead TSC-W

+1-514-868-7875
UFIN +800-9333-3999

GCSC.Escalations@tatacommunications.com

2nd Level:
Parag Rodrigues
Manager-Global
Voice Solutions, TSC-W
3rd Level:
Piyush Handique
Head, TSC-W

+91-20-6614-3217 (O)
+91-84-4627-5275 (M)

+91-20-6614-3207 (O)
+91-80-9708-0706 (M)
parag.rodrigues@tatacommunications.com

Piyush.handique@tatacommunications.com

4th Level: Vijay Agarwal, VP. Technical Support Center Operations

+91-22-6659-1671 (O)

+91-92-2329-9170 (M)

vijay.agarwal@tatacommunications.com

3. Fault Ticket Closure

Once the reported issued has been cleared by our technical staff, you will be contacted to ensure you are satisfied with our findings. We will provide you with at least twenty-four (24) hours to validate these findings and let us know if further support is required.

4. Customer Portal

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If you are a first-time user, you will need a user ID and password, please contact your customer service representative either by phone (+1-514-868-7875 // UIFN +800-9333-3999) or by e-mail (customer.service@tatacommunications.com) to gain access to the portal. Please note that passwords are case sensitive.
Customer portal will allow you to:

-	Open new tickets using “Create New Ticket” in menu and fill in information mentioned in Section 1 of this document: Reporting a Fault – Ticket number to be provided upon creation of a ticket.
-    Get status on an open ticket – Enter number in box “Trouble number here” to view existing ticket. Entries are shown in reverse chronological order.
-    View closed tickets (not older than 90 days)

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5. Organisations

Technical Support Centre Wholesale (TSC-W): The TSC-W serves as the primary customer entry point for all service-related faults. Acting as the customer advocate within Tata Communications the TSC-W owns overall customer satisfaction, notification communications and management of internal escalations 24 hours a day, 7 days a week. The TSC-W is staffed by customer service professionals specialised in the Telecommunications industry. Working with Tata Communications’ Network Management Centres, the TSC-W will track all faults until their resolution.

Global Network Management Centre (Voice): Within Tata Communications’ state-of- the-art GNMC there exists a team dedicated exclusively to the network management, network surveillance, and fault resolution for Tata Communications’ Voice traffic. This team consists of graduate-level telecommunication technologists and engineers working on a
24x7 schedule. Tata Communications’ engineers, technicians and support staff continuously monitor network operations and capacity to ensure stated service levels are achieved.

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Technical Service Centre - Wholesale (TSC-W) Contact and Escalation Numbers

UIFN Number* +800-9333-3999

Direct: +1-514-868-7875    Fax: +1-514-868-8996
Email: customer.service@tatacommunications.com

Country Specific Toll-free Numbers

Country	Number	Country	Number
Argentina	0800 222 0069	Japan	00 531 162 214
Bahrain	800 00932	Mexico	001 800 514 0346
Brazil	0800 891 6953	Norway	800 13447
Canada	1 800 567 1950	Philippines	1 800 1110 1451
Chile	800 201 790	Poland	00800 1114 497
China	10 800 1400 064	Portugal	800 819 512
Colombia	01 800 919 0178	Russia	810800 2161 1012
Denmark	808 80408	Spain	900 981 576
France	0800 910 517	Sweden	0207 98512
Germany	0800 1812 364	Switzerland	0800 838 811
Greece	00800 161 2203 0179	Thailand	001 800 1562 200 592
Hong Kong (1)	800 930 578	Turkey	00800 142 030 326
Hong Kong (2)	800 965 063	United Kingdom	0800 895 256
Indonesia (1)	001 803 0172 566	U.S.A.	1888 933 3399
Indonesia (2)	007 803 0172 566	Venezuela	0800 1003 081
Italy	800 872 018

Note: UIFN Toll-free access is currently available in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Japan, Malaysia, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, The Netherlands, and the U.K. Refer to your account representative for availability of this service in your area.

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Annex E:
Vonage CRQ Process

This document provides change notification guideline for external vendors and carriers when work is scheduled to be done that has the potential to disrupt provided services. Vonage requests that any work that has potential to disrupt provided service is reported to use using the below guidelines.
Revision Date: 10/25/2012
Responsible Group: Vonage Change Management
Maintenance Types
Normal Request
• Description - Planned maintenance that has the ability to or will impact service provided to Vonage.
• Minimum notification - 2 weeks advance notice
• Notification is to be sent to ChangeManagement@vonage.com via email
• Preferred Maintenance Window: 12AM – 6AM ET
• Description of the work to be done.
• Circuits or Service that is being affected by the maintenance.

Emergency Request
• Description - Change needs to be done immediately and cannot wait.
• Notification: As much as possible
• Sent to: ChangeManagement@vonage.com and NOC-Team@vonage.com
• Description of the work to be done.
• Circuits or Service that is being affected by the maintenance.

Notification Requirements
1. The Notification is to be sent to Vonage via email to ChangeManagement@vonage.com.
2. Subject Guidelines

When filing an RFM please use the following subject conventions.
Subject: CATEGORY | SUB CATEGORY | Title of maintenance
Example Subject: MAINTENANCE | CIRCUIT GROOMING | Grooming circuits in New York
3. The following information is to be included in the notification email advisement.
a. VENDOR/CARRIER internal reference number
b. Maintenance Type – (See Above)
c. Start and end date & time of the maintenance
d. Reason for maintenance
e. Location of maintenance
f. Service(s) Impacted
g. Circuit / Application impacted, the duration of impact and description of impact.
h. Contact information for VENDOR who can provide more information about the maintenance.
i. Additional Notes

In the event that escalation is needed on Vonage’s end for any maintenance related work please follow the below escalation path.

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Change Management Escalation Contacts Level	Contact	Title	Contact Info
1	NOC-Team	Vonage NOC	e: NOC-Team@vonage.com p: (877) 662-2001
2	Michael Lill John Howard	Change Manager Change Manager	e: Michael.Lill@vonage.com p: (848) 219-7315 e: John.Howard@vonage.com p: (732) 786-1476
3	Michael Mayernik	Director of Operations	e: Michael.Mayernik@vonage.com p: (732) 337-3803

© 2011 Tata Communications Ltd. All Rights Reserved                Global Voice Solutions - Fault Reporting -10
Mar 2013

Vonage - Confidential and Proprietary
DISCUSSION PURPOSES ONLY

SCHEDULE C
Proposed Form of MSA
MASTER SERVICES AGREEMENT
This Master Services Agreement for the provision of voice termination services is made and entered into as of this ___ day of May, 2013 (the “Effective Date”) by and between Vonage America Inc., a company formed under the laws of the State of Delaware with its principal office at 23 Main Street, Holmdel, NJ 07733 (“Vonage”) and Tata Communications (America) Inc. (“Carrier”), a company incorporated under the laws of the State of Delaware with its principal office located at 2355 Dulles Corner Boulevard, Suite 700, Herndon, VA 20171. Vonage and Carrier are referred to collectively as “Parties,” and individually as a “Party.”
RECITALS
WHEREAS, Carrier is in the business of providing certain voice call termination services described in more detail in Schedule 1 attached hereto (the “Services”), and intends to provide such Services in accordance with the rates, terms and conditions set forth in Route Management Services Addenda entered into by the Parties, , including the attached service schedule(s) and exhibit(s) thereto (collectively, the “Agreement”);
WHEREAS, Vonage desires to purchase from Carrier and Carrier desires to sell to Vonage, such Services in accordance with and subject to the rates, terms and conditions set forth in this Agreement;
NOW THEREFORE, in consideration of the terms and conditions herein and other good and valuable consideration, Vonage and Carrier, intending to be legally bound, agree as follows:
AGREEMENT
1.    SCOPE.
1.1    Commencing on the Effective Date, and at all times during the Term of the Agreement, Carrier will provide the Services to Vonage in accordance with the rates, terms and conditions of this Agreement.
1.2    Other services may be agreed to between Vonage and Carrier from time to time and documented herein or in an additional service schedule(s) which will be incorporated into and form part of this Agreement. Upon incorporation of any additional service schedule(s) into this Agreement, any such other services to be provided thereunder shall constitute “Services” to be provided by Carrier.
2.    TERM.
2.1    This Agreement shall come into effect on the Effective Date and shall continue in full force and effect for a period of five (5) years (the “Term”), unless terminated earlier or extended as set forth in this Agreement.

\\NORTHVA - 034887/000005 - 570563 v1

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

2.2    Either Party may terminate this Agreement if the other Party is in breach of a material obligation under this Agreement and fails to remedy the same within thirty (30) days after receipt of written notice from the non-breaching Party notifying the other Party of the breach and requiring that the breach be remedied.
2.3    Either Party may terminate this Agreement upon giving the other Party written notice in the event: (i) such Party makes an assignment or takes any other action for the benefit of creditors; (ii) such other Party becomes bankrupt or insolvent; (iii) such other Party takes the benefit of any law, rule or regulation relating to bankruptcy or insolvency; (iv) such other Party appoints a receiver or trustee in bankruptcy or other officer with similar powers; or (v) upon any proceeding in bankruptcy, receivership or liquidation being instituted against the other Party and continuing for thirty (30) days without being dismissed.
2.4    Subject to the terms of the then current Route Management Services Addendum, , either Party may terminate this Agreement at any time upon or after the fifth (5th) anniversary of the Effective Date with not less than sixty (60) days’ prior written notice, with respect to any or all markets for International Call Termination Services.
2.5    The expiration or earlier termination of this Agreement shall not affect any rights or obligations of the Parties that have accrued prior to the date of such expiration or termination.
3.    OBLIGATIONS OF THE PARTIES.
3.1    Obligations of the Carrier:
(a)    Carrier has sole responsibility for installation, testing, operation of and costs associated with facilities, services, local access and equipment on its side of the Meet-Me-Location (as defined in Schedules 1 and 2), and any other facilities, services, local access and equipment specifically provided by Carrier in connection with the provision of Services hereunder.
(b)    Carrier shall, on a twenty-four (24) hours per day, seven (7) days per week basis, maintain overall network quality, and provide and operate the Services to meet or exceed the service level metrics related to the Services as may be set forth in an exhibit hereto, and if a service level metric does not apply with respect to a particular Carrier obligation or if none are included, such obligation will performed in a manner consistent with the standards satisfied by well-managed operations performing services that are reasonably comparable.
(c)    Carrier shall implement and maintain all commercially reasonable safeguards to prevent the disclosure of end-user information and unauthorized access to the Services. Further Carrier will ensure that security controls and procedures no less stringent than as required under Section 5.3 are in place to prevent such access, including without limitation the initiation of fraudulent calls by, and the unauthorized release of customer information to, third parties. In the event that Carrier detects any such activity, Carrier shall promptly notify Vonage and take immediate corrective action.
(d)    Carrier will rate calls received from Vonage for termination based on the NPA-NXX of the Calling Party Number (CPN) and the NPA-NXX of the Called Party Number. The Carrier will rate calls where the NPA-NXX of the CPN is not available or otherwise not valid based on the Billing Telephone Number (BTN).
3.2    Obligations of Vonage:

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

(a)    Vonage has sole responsibility for installation, testing, operation of and costs associated with facilities, services, local access and equipment on its side of the Meet-Me-Location, and any other facilities, services, local access and equipment specifically provided by Vonage in connection with the provision of its retail VoIP services.
(b)    Vonage shall make payments to Carrier in accordance with the payment obligations set forth in Section 4.
(c)    Vonage shall work cooperatively and in good faith with Carrier to remedy any unauthorized disclosure of end user information or access to the Services described in Section 3.1(c).
(d)    Vonage will not remove or alter any NPA-NXX information associated with calls delivered to the Carrier for termination.
4.    BILLING AND PAYMENT.
4.1    Invoicing. Carrier will invoice Vonage on a monthly basis in arrears for all traffic that Vonage elects to send to Carrier for termination using the Services pursuant to this Agreement. Carrier will send such monthly invoice to Vonage by e-mail to Accountspayable@vonage.com or mail the original monthly invoice (Attn: Accounts Payable) on or before the last working day of the month following the month to which it relates. The monthly invoice shall include, at a minimum, the following information for Services purchased under this Agreement: (a) the number of completed and attempted calls by destination country, or by destination city where city level rating applies; (b) the applicable per minute rates per destination; (c) the “Billable Time” (as defined in Schedule 1) by destination country, or by destination city where city level rating applies; (d) a list of all destination NPAs; and (e) a separated itemization of all total Taxes and Taxes per destination. All monthly invoices shall be represented in U.S. dollars. Carrier shall make available to Vonage as part of the monthly invoice CDR data for all call transactions included in the invoice. Such CDR data shall be provide via CD or made available via an FTP server for a period of twenty four (24) months following said invoice. Vonage may dispute any invoice, and shall notify vendor in writing with a detailed explanation for the dispute. Carrier will investigate the dispute and attempt to resolve the dispute within (15) business days. In the event of any dispute, the Party with answer supervision hardware evidencing the shorter billable period prevails.
4.2    Payment. Unless otherwise set forth in an applicable service schedule, subject to Vonage’s right to withhold amounts disputed in good faith, all other undisputed Net Settlement Amounts (as defined in Section 4.3) shall be payable by check or wire in U.S. dollars within ____________days following the date of Vonage’s receipt of the invoice (the “Billing Period”). Carrier may not invoice Services provided to Vonage more than one hundred twenty (120) days from the end of the month in which Services to which such amounts relate are rendered, or initially raise a claim for payment of a previously issued invoice more than six (6) months after the invoice date (either, a “Late Claim”). Any permitted back-billing must be submitted on a separate invoice. Vonage is not obligated to pay Late Claims and Carrier waives all rights and remedies to Late Claims, but excluded any tax obligations for Services provided.

4.3    Reconciliation. Where traffic and/or amounts are intended to be exchanged between both Parties, a net settlement of invoices shall occur, such that the undisputed balance due from one Party shall be offset by the balance due from the other Party (the “Net Settlement Procedure”). The Net Settlement

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Procedure shall result in a net amount due from the debtor Party to the creditor Party (the “Net Settlement Amount”).
4.4    Taxes. Aside from the taxes, fees, duties, costs, charges, surcharges, assessments, or other taxes or similar liabilities (collectively “Taxes”) set forth in Exhibit 1-B, no other Taxes shall be invoiced to or payable by Vonage. Such Taxes may be invoiced by Carrier and paid by Vonage in accordance with the invoicing and payment provisions set forth herein. The foregoing notwithstanding, to the extent Vonage presents a valid exemption certificate, Customer shall be exempt from such Taxes to which the certificate relates. Carrier shall, when reasonably requested by Vonage and at Vonage’s sole expense, assist and cooperate with Vonage in challenging the validity of any such taxes that Vonage is required to pay under the terms of this Agreement. Vonage and Carrier shall reasonably cooperate with each other to minimize Vonage’s liability to the extent legally permissible.
5.    REPRESENTATIONS AND WARRANTIES.
5.1    Compliance with Specifications and Applicable Laws. Carrier represents and covenants that the Services offered or provided to Vonage are, and after the Effective Date shall be, in strict conformance with (i) the specifications set forth in Schedule 1, including all exhibits and addenda thereto, including, without limitation, any applicable service level agreements and related remedies; and (ii) applicable laws and regulations.
5.2    Work Standards. Carrier represents and covenants that it shall deliver the Services with promptness and diligence, and in a workmanlike manner, each in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services. Carrier represents and covenants that it shall use adequate numbers of qualified individuals with suitable training, education, experience, and skill to provide the Services.
5.3    Data Security. Carrier represents and warrants that it has data security policies and procedures, and adheres to such policies and procedures, as to ensure it will comply at all times during the Term with Vonage’s Information Security Policy, as may be updated and modified from time-to-time, the current version of which is attached hereto as Exhibit 1-D.
5.4    Full Power. Each Party represents, warrants and covenants that: (i) it has the requisite power and authority to enter into the Agreement and to carry out the obligations and transactions contemplated by the Agreement; (ii) the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized by the requisite action on the part of such Party; and (iii) this Agreement constitutes a legal, valid and binding obligation enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, creditors’ rights and general equitable principles and its execution, delivery and performance of this Agreement shall not conflict with or result in the breach of, or constitute a default under any contract, loan agreement, indenture, lease, indefeasible right of use agreement or other agreement binding on or affecting such Party or any of its properties.
5.5    Ethnical Business Practices. Each Party represents and warrants that it shall not make or offer to make any payment or gift directly or indirectly to any employee, officer or representative of any government, political party or candidate for political office under circumstances in which such payment could constitute a bribe, kickback or illegal payment under all applicable anti-bribery laws (including but not limited to the U.S Foreign Corrupt Practices Act and the Corruption of Public Officials Act of Canada). Without limiting

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the generality of the foregoing, each Party further represents and warrants that under no circumstances, shall it make, cause or authorise any third party to make or cause any bribes, kickbacks, or illegal payments for the purpose of influencing a person’s acts or decisions or in order to obtain or retain business in connection with the Services provided/received hereunder. Each Party agrees to comply with all applicable anti-bribery laws and further agrees that any failure by a Party to comply with the provisions of this clause shall constitute a material and incurable breach of this Agreement.
6.    LIMITATIONS OF LIABILITY.
6.1    The Parties acknowledge that they have no control over how a foreign administration or third party carrier establishes its own rules and conditions pertaining to international telecommunications services. Other than with respect to any service level agreements set forth in an applicable service schedule(s) (including its exhibits and addenda), the Parties agree that they shall not be liable to each other for any loss or damage sustained by the other Party, its interconnecting carriers, its customers or end users due to any failure in or breakdown of the communication facilities associated with providing the Services.
6.2    NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES SUFFERED BY THE OTHER OR BY ANY ASSIGNEE OR OTHER TRANSFEREE OF THE OTHER, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
6.3    Each Party’s total liability to the other under this Agreement for any and all claims, demands, causes of action, liabilities, expenses, damages, losses, or liabilities (including reasonable attorneys’ fees) (collectively, “Claims”) by a Party shall not exceed in the aggregate an amount equal to twelve (12) times the aggregate amount invoiced by Carrier for Services rendered prior to the month in which the event giving rise to liability occurred. For avoidance of doubt, a “Claim” involves any Claim or series of Claims arising from the same occurrence, omission or common nucleus of facts.
6.4    Notwithstanding the foregoing, the limitations set forth in Sections 6.2 and 6.3 shall not apply with respect to:
a.    amounts correctly invoiced for Services properly rendered under this Agreement; and
b.    damages arising out of or related to Carrier’s breach of its most-favored nation and/or other pricing protections set forth under an applicable service schedule(s) (including its exhibits and addenda).
Each Party shall have a duty to mitigate damages for which the other Party is responsible.
7.    INDEMNIFICATION.
7.1    Contract Breach and Product Liability. Each Party agrees to indemnify, defend and hold the other Party (including its affiliates, officers, directors, employees, contractors and representatives) harmless for third party Claims: (i) arising from the indemnifying Party’s material breach of any obligation, representation or warranty under this Agreement; (ii) any material violation by the indemnifying Party or its affiliates of any applicable laws in connection with the performance of its obligations under this Agreement; or (iii) relating to any physical damage to property, or personal injury or death, caused by the indemnifying Party or any of its affiliates, agents or subcontractors. In addition,

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7.2    Intellectual Property.
a.    Carrier also agrees to indemnify, defend, protect and hold harmless Vonage (including its affiliates, officers, directors, employees, contractors and representatives) from and against, any and all third party claims, injuries, losses, damages, liabilities or expenses of any kind, including reasonable attorneys’ fees and costs of litigation, which third party claims arise out of or result from, directly or indirectly, in whole or in part from any third-party claim of infringement of any U.S. patent, copyright, trademark, service mark, trade secret or other intellectual property rights of a third party arising from or related to the Services.
b.    If any Service becomes, or is likely to become, the subject of a Claim of infringement of intellectual property, Carrier shall, in addition to indemnifying Vonage as provided in Section 7.2(a), promptly at Carrier’s expense use best efforts to: (i) secure the right to continue using the Service; or (ii) replace or modify the Service to make it non-infringing, provided that any such replacement or modification shall not degrade the performance or quality of the affected component of the Services. In the event neither of such actions can be accomplished by Carrier, and only in such event, Vonage may at its option terminate this Agreement without liability upon notice to Carrier and shall be equitably compensated for Services paid for and not received.
7.3    Indemnification Procedure. The indemnified Party under Section 7.1 above: (i) must notify the other Party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall have no effect except to the extent that the other Party is prejudiced thereby; (ii) must provide all information and assistance as reasonably requested by, and at the expense of, the other Party in connection with the conduct of the defense and settlement thereof; and (iii) may participate in such defense or settlement with its own counsel at its sole expense, but without control or authority to defend or settle. The indemnifying party shall not take any action, which unreasonably exposes the indemnified party to a risk of damages, which would not be covered by such indemnity, and may not settle any matter without the prior written consent of the indemnified party, which shall not be unreasonably withheld.
8.    CONFIDENTIALITY.
8.1    Obligations. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that during the Term and for a period of three (3) years thereafter, it shall use at least the same degree of care as it employs to avoid unauthorized disclosure of its own information, but in no event less than a commercially reasonable degree of care, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to (i) its employees or agents who must have access to such Confidential Information to perform such Party’s obligations hereunder, who shall each agree to comply with confidentiality requirements no less restrictive than those contained in this Article; and (ii) independent third-party auditors that agree in writing to comply with confidentiality requirements no less restrictive than those contained in this Article. Notwithstanding the foregoing, either Party may issue a disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party shall provide at least seven (7) days prior notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of any applicable governing body, such Party shall: (a) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations; and (b) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment or otherwise be

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held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of the applicable governing body.
8.2    Definition. For purposes hereof, "Confidential Information" means any information, in any form, furnished or made available directly or indirectly by one Party (the "Disclosing Party") to the other (the "Receiving Party") relating to or disclosed in the course of the negotiation or performance of this Agreement, that is, or should be reasonably understood to be, confidential or proprietary to the Disclosing Party (including the terms of this Agreement; information transmitted by means of the services; Vonage usage statistics; all usage data and reports collected by Carrier and all reports provided to Vonage by Carrier; calling patterns; invoices and any supporting information provided by Carrier or Vonage with respect to such invoices; information audited pursuant to the Agreement; Vonage's Customer Information (defined below); automatic numbering identification (“ANI”) data and information; the relations of the Disclosing Party with its customers; employees and service providers; technical processes and formulas; source codes, product designs, sales, cost and other unpublished financial information; and product and business plans projections and marketing data); provided, however, that "Confidential Information" shall not include information: (i) already lawfully known to or independently developed by the receiving Party without violation of any confidentiality obligation; (ii) lawfully disclosed in published materials without violation of any confidentiality obligation; (iii) generally known to the public; or (iv) lawfully obtained from any third party without violation of any confidentiality obligation. Vonage may disclose this Agreement under a comparable non-disclosure agreement in response to a third party due diligence request supporting a financing or non-ordinary course of business corporate transaction so long as such disclosure is not to a direct competitor of Carrier, and such requestor is subject to a comparable non-disclosure agreement.
8.2    Collection, Use and Disclosure of Vonage Customer Information. Carrier shall ensure that its collection, use and disclosure of information regarding Vonage’s customers or subscribers names, email addresses, addresses, telephone numbers and other identifying or personal information provided by Vonage or otherwise obtained in connection with performance of their obligations hereunder (collectively, “Customer Information”) complies with: (i) all applicable laws and regulations; and (ii) Vonage’s standard privacy policies, provided that Carrier shall not collect, process, store, use or disclose any Customer Information except for the sole and exclusive purpose of fulfilling its obligations hereunder. All Customer Information constitutes Confidential Information for purposes of this Agreement. Without limiting the foregoing, Carrier shall not disclose Customer Information collected hereunder to any third party in a manner that identifies an individual Vonage customer or subscriber (or aggregate Vonage customers or subscribers as a discrete group) as a user of the Services provided hereunder or a Vonage product or service, or use Customer Information to market any another produce or service.
9.    RESOLUTION OF DISPUTES.
9.1    Prior to the initiation of litigation or mediation, the Parties shall first use all commercially reasonable efforts to resolve their dispute informally. In particular, upon the written request of a Party referencing this Section 9, each Party shall appoint a designated senior representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding. The specific format for the discussions shall be left to the discretion of the designated representatives. Notwithstanding the foregoing, this Section 9.1 shall not prevent a Party from instituting, and a Party is authorized to institute, litigation earlier to avoid the expiration of any applicable limitations period, or to preserve a superior

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position with respect to other creditors, or from seeking any injunctive relief to which the Party may be otherwise entitled
9.2    Litigation regarding such dispute (other than billing disputes, which shall be exclusively handled pursuant to the procedures set forth in Section 9.3) may not be commenced until the earlier of: (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; and (ii) thirty (30) days after the initial written request to appoint a designated representative pursuant to Section 9.1 (this period shall be deemed to run notwithstanding any claim that the process described in this Section was not followed or completed);.
9.3    In the event a billing dispute shall arise between the Parties to this Agreement which cannot be amicably resolved within thirty (30) days after the initial request to appoint a designated representative pursuant to Section 9.1, the Parties agree to participate in no less than four (4) hours of mediation in order to resolve the matter. The mediation will involve each side of the dispute sitting down with a mutually-agreed upon impartial mediator, who shall be an attorney or retired judge practicing in the area of telecommunications law, to attempt to reach a voluntary settlement. The mediation will be conducted in New York, NY and will involve no formal court procedures or rules of evidence.
9.4    Each Party agrees to continue the performance of its respective duties and obligations under the Agreement during the pendency of any dispute.
10.    GOVERNING LAW. Each Party agrees to continue performing its obligations under this Agreement during any dispute. The Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York, except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement or otherwise arising under or by reason of this Agreement. Notwithstanding the foregoing, any judgments entered in an action under this Agreement may be enforced in any court of competent jurisdiction.
11.    FORCE MAJEURE.
11.1    Neither Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, lightning, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions, or any other cause beyond the reasonable control of such Party; provided, however, that the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party through the use of alternate sources, workaround plans or other means (any such event a “Force Majeure Event”). Notwithstanding the foregoing, the failure of a Carrier supplier to perform under its arrangement with Carrier shall not constitute a Force Majeure Event for Carrier.
9.2    For any Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

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9.3    If a Force Majeure Event substantially prevents, hinders, or delays Carrier’s performance for more than thirty (30) consecutive days, then Vonage may terminate this Agreement in its entirety without liability to Carrier as of a date specified by Vonage in a notice of termination to Carrier. Carrier shall not have the right to any additional payments from Vonage for costs or expenses incurred by Carrier as a result of any Force Majeure Event.
12.    ASSIGNMENT. The Agreement shall accrue to the benefit of and be binding upon the Parties hereto and any permitted assignee, purchaser or any successor entity into which a Party has been merged or consolidated or to which a Party has sold or transferred all or substantially all of its assets. No Party may assign this Agreement without the prior consent of the other Party, whose consent shall not be unreasonably withheld; except that Vonage may assign its rights and obligations under this Agreement without the prior consent of Carrier to an affiliate or related company, or to an entity which acquires all or substantially all of the assets of Vonage, or to a successor in a merger or acquisition of Vonage upon prior notice to Carrier. Any attempted or purported assignment or transfer in contravention of the foregoing is null and void.
13.    NOTICE. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications or as otherwise specifically set forth herein), shall be in writing and shall be deemed duly given: (i) when delivered by hand; (ii) when successfully delivered by e-mail; (iii) one (1) business day after being given to an express, overnight courier with a reliable system for tracking delivery; (iv) when sent by confirmed facsimile with a copy delivered by another means specified in this Section; or (v) four (4) business days after the day of mailing, when mailed by U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with respect to clauses (i) through (v) addressed as follows:
To Vonage:
Vonage America Inc.
23 Main Street
Holmdel NJ 07733
Attn: Vice President - Carrier Operations
Fax:

With copy to:

Vonage America Inc.
23 Main Street
Holmdel NJ 07733
Attn: Chief Legal Officer
Fax:

To Carrier:
Tata Communications (America) Inc.
2355 Dulles Corner Boulevard, Suite 700
Herndon, VA 20171
Attn: General Counsel

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14.    INTELLECTUAL PROPERTY RIGHTS. Nothing in this Agreement shall confer or be deemed to confer on either Party any rights in or license to use any intellectual property right of the other Party. No Party shall be entitled to use any brand name, trade name, trademark or service marks of the other Party, without such other Party’s express prior written consent. Neither Party shall issue any press release, announcements and marketing, advertising or other promotional or publicity materials related to this Agreement or referencing the other Party or its brand name, trade name, trademarks or service marks without the express prior approval of the other Party.
15.    AUDIT RIGHTS.
15.1    Carrier shall maintain complete and accurate books and records of, and supporting documentation for, all Service charges (including cost support and justification for all charges or proposed changes established on the basis of Carrier’s underlying costs) and Taxes, and all other materials, reports, filings, analysis, records, data and material information and data created, generated, collected, processed or stored by Carrier in the performance of its obligations under this Agreement (“Contract Records”). Carrier shall maintain such Contract Records in accordance with applicable laws and regulations during the Term and thereafter for (i) for financial information, the period ending seven (7) years after the expiration or termination of the Term, or (ii) for non-financial records, the period ending two (2) years after Carrier ceased performance the Services, unless such shorter period is required by applicable law or regulation.
15.2    Vonage and those of Vonage’s internal and external auditors, as Vonage may designate, shall have the right to audit any of Carrier’s Contract Records relating to the Services, as necessary for the purpose of performing audits to verify compliance with the terms of the Agreement, including to examine pricing and amounts invoiced by Carrier to Vonage, during Carrier’s normal business hours and upon reasonable advance written notice to Carrier. In the event the audit reveals any discrepancy between the actual amounts due and the amounts previously paid by Vonage, then (a) Carrier shall promptly refund to Vonage the amount of any overpayment identified by such audit, together with interest from the date of such overpayment at one and one-half percent (1.5%) per month, or the highest lawful amount, whichever is the lesser; or (b) Carrier shall invoice and Vonage shall pay any underpayment identified by such audit. The audit shall be conducted at Vonage’s expense unless a discrepancy resulting in an overpayment by Vonage of two percent (2%) or more is discovered for the period being audited, in which event Carrier shall pay, in addition to the refund, Vonage’s reasonable expenses for the portion of such audit relating to the overcharge. Any reimbursement and payment of Vonage’s expenses required from Carrier as a result of such audits shall be made within thirty (30) calendar days of Carrier’s receipt of an invoice from Vonage for such payment.
16.    PUBLICITY. Neither Party shall issue any press release or make any other public announcements (in whatever form or medium) with respect to this Agreement or any SOW without the other Party’s prior written consent. The Parties shall consult with one another prior to making any announcements or governmental filings relating to the subject matter of this Agreement and will not make any disclosure without the consent of the other Party, unless such Party reasonably believes that it is required to do so by Law or pursuant to a listing agreement (or other similar agreement) with a national securities exchange or the NASDAQ National Market (in which case the disclosing Party shall use commercially reasonable efforts to give the other Party reasonable prior notice of and an opportunity to comment on such disclosure). If either Party determines that it is required by such Law or listing agreement to file or otherwise disclose this Agreement or any provisions hereof, that Party shall prior to such disclosure use commercially reasonable efforts to notify the other Party of such and use commercially reasonable efforts to obtain confidential treatment of this Agreement in its entirety or, if

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confidential treatment may not be reasonably obtained with respect to the entire Agreement, any and all provisions which the other Party may designate as sensitive or confidential in nature.
17.    MISCELLANEOUS.
17.1    Non-Exclusivity. Unless and to the extent otherwise expressly set forth in an applicable service schedule (including its exhibits or any addenda thereto), this Agreement shall be non-exclusive and nothing in this Agreement shall prejudice, restrict or otherwise affect the right of either Party to enter into similar agreements with third parties.
17.2    Entire Agreement. This Agreement, along with the attached schedules and exhibits, constitute the entire agreement between Vonage and Carrier with regards to the matters dealt with herein and shall supersede any prior oral or written agreement between the parties that relates to the subject matter of this Agreement.
17.3    No Waiver. No failure on the part of either Party to exercise, and no delay in exercising any rights or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.
17.4    Amendments. This Agreement may not be amended, modified or changed except by mutual written agreement duly executed by authorized representatives of each Party.
17.5.    Electronic Delivery. The Parties agree that signatures transmitted and received via facsimile or scanned and electronically delivered shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against both Parties.

17.6    Third Party Rights. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the Parties. Neither Party is, by virtue of this Agreement, authorized as an agent, employee or legal representative of the other. Neither Party shall have any power or authority to bind or commit the other.
17.7    Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.
17.8     Survival. Vonage’s and Carrier’s respective obligations under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement or any SOW shall survive, including Sections 6 through 17.

17.9    Other. Any conflicts among or between the documents making up this Agreement will be resolved in accordance with the following order of precedence: (a) exhibits; (b) service schedules; and (c) the terms and conditions set forth in the body of this Agreement. Unless otherwise specified in the

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Agreement, references to days shall be deemed references to calendar days. All service schedules and exhibits attached hereto are hereby incorporated by reference into the Agreement.
IN WITNESS WHEREOF, the Parties have duly executed this Agreement, by the hands of their respective duly authorized officers in that capacity.
Vonage America Inc.                Tata Communications (America) Inc.

Signature:____________________________    Signature:____________________________
Name: ______________________________    Name: ______________________________
Title: _______________________________    Title: _______________________________
Date: _______________________________    Date: _______________________________

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SCHEDULE 1
INTERNATIONAL CALL TERMINATION SERVICES
This Schedule 1 is attached to and incorporated into the Voice Termination Agreement made between Vonage and Carrier.
1.    Services.
1.1    Carrier will establish and provide two-way call termination services (i) for calls placed from Vonage subscribers and terminating to the international destinations specified or referenced in Exhibit 1-A to this Schedule 1, as may be supplemented or revised from time-to-time upon seven (7) days’ prior written notice from Carrier to Vonage, and (ii) for calls placed from retail subscribers of Carrier and terminating to Vonage subscribers (“International Call Termination Services”).
1.2    Each Party agrees to the following Credit Limit in connection with the International Call Termination Services to be provided under this Schedule 1: ∗.
2.    Interconnection and Traffic Exchange.
2.1    Vonage and Carrier agree to interconnect their respective networks or communications systems at a Vonage-designated location (the “Meet-Me-Location”). The Meet-Me-Location shall represent the demarcation point of responsibility for traffic and facilities between the Parties. Vonage shall be responsible for acquiring and paying for facilities to the Meet-Me-Location, whether purchased from Carrier, a third party vendor, or self-provisioned. Carrier is financially and operationally responsible for the facilities and routing of calls from the Meet-Me-Location to the called party.
2.2    Each Party shall coordinate the management of their respective system facilities on their side of the Meet-Me-Location. Each Party shall interface on a 24 x 7 basis to assist each other with the isolation and repair of any facility faults in their respective networks, and with the identification, investigation and mitigation of real time traffic flow problems to and from any International Call Termination Service destination.
3.    Accounting and Method of Settlement.
3.1    Carrier will invoice Vonage the Net Settlement Amount based on the Net Settlement Procedure for International Call Termination Services based on the Billable Time recorded by the Carrier facilities, all as subject to the calculation of Billable Time recorded by Vonage’s facilities. “Billable Time” is defined as the number of seconds from when an answer supervision signal is recorded by either Party to when a disconnect signal (i.e., “Release” message (first party hangs up) and “Release Complete” message (last party hangs up)) is recorded by either Party, rounded up to the nearest second. International calls shall be billed in one (1) second minimums with one (1) second increments, except with regards to Mexico destined calls which shall be billed at sixty (60) second increments with a sixty (60) second minimum.
3.2    Carrier shall invoice Vonage for International Call Termination Services in accordance with the rates attached hereto at Exhibit 1-B. Subject to the Net Settlement Procedure, Carrier shall invoice Vonage for the product of Billable Time and the rates and Taxes set forth in Exhibit 1-B, and no other charges, taxes, surcharges, costs or assessments may apply.

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Confidential and Proprietary
DISCUSSION PURPOSES ONLY

3.3    Subject to any limitation or restrictions set forth in an applicable addendum hereto, Carrier may increase such rates upon seven (7) calendar days’ written notice to Vonage. Rate decreases shall take effect upon one (1) calendar day’s written notice. Any rate increase will take effect as of and from 00:00:01 a.m. EST on the seventh (7th) full calendar day following the date of receipt of the notice. Any rate decreases will take effect as of and from 00:00:01 a.m. EST on the first (1st) full calendar day following the date of receipt of the notice. Notifications of rate increases or decreases shall be represented in U.S. dollars and provided via e-mail to:
Vonage Network Inc.
RateChange@Vonage.com

3.4    All international code changes including, without limitation, deletions, additions or modifications of any kind that may have the effect of increasing costs to Vonage, shall not become effective unless and until Vonage has received seven (7) days’ prior written notice of the same. Such notice, and the specifics of the code changes, shall be delivered to via email to the address specified in Section 3.2 and shall in all material respects resemble the format attached hereto as Exhibit 1-C.
3.5    Carrier shall maintain accurate Contract Records of all International Call Termination Services provided and all settlement charges (including cost support and justification for all charges or proposed changes established on the basis of Carrier’s underlying costs) payable for such International Call Termination Services, which records shall be maintained on-site with an off-site back-up copy for a minimum period of seven (7) years, at which time such records may be moved for permanent off-site storage.

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

EXHIBIT 1-A
International Call Termination Service Destinations

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

EXHIBIT 1-B
International Call Termination Service Rates

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

EXHIBIT 1-C
International Rate and Code Change Notification Form

•
Carrier agrees to adhere to the following change guidelines. The entire rate change notice must be correct and comply in full with the requirements below. Incorrect or non-compliant rate and code change notification forms are subject to rejection by Vonage with written notice. If a rate/code notification does not comply with Vonage format, Vonage must notify Carrier via the carrier’s operational email address within three (3) business days. Vonage’s notification shall indicate those destinations, countries and basis for the rejection. Vonage has the right to reject/not accept the changes and not be charged for those countries at the newer rates which include destinations that are in error. Thus, upon receipt of such notification, all the then current rates provided for all destinations within such countries remain in effect until such time as carrier has issued a rate change in the acceptable format and timeframes. Vonage may choose to block (at its discretion) the carrier for countries which have destinations that are not in the correct format.

•	All rate modification notices must be emailed to Vonage at ratechange@vonage.com.

•	All emailed addendums must include an attachment in Excel format. (No free flowing emails, .html files, adobe files etc.)

•	Rates must be sent in the currency specified in your contract with Vonage

•	All destinations require both full code definition breakout and rate.

•	Corresponding effective date(s) must be listed with each destination breakout change.

•	Status of changes must be included in the rate table (Increase, Decrease, or Restatement / No Change if applicable or reasonable variant terminology thereof)

•	All rates and codes must be listed vertically. No horizontal code lists and or multiple code listings in single cells will be accepted.

•	All Country Codes must be in a separate column from the Dial codes / City codes.

e.g. Not Acceptable
Destination	Cc	Codes	Rate	Status	Effective Date
Brazil Sao Paulo Cellular	55	117, 118, 119	0.0825	Decrease	4/25/2006

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

e.g. Acceptable
Destination	Cc	Codes	Rate	Status	Effective Date
Brazil Sao Paulo Cellular	55	117	0.0825	Decrease	4/25/2006
	55	118	0.0825	Decrease	4/25/2006
	55	119	0.0825	Decrease	4/25/2006

•	When applicable, Code Changes must be included, indicating the nature of the change. I.e. New, Add Code, Remove Code, Replace Code etc. or reasonable variant terminology thereof.

•
Should the code change result in a rate change, please indicate increase, decrease, or restatement as appropriate. "New" code offerings should reflect appropriate effective dates. I.e. I - Increase, D - Decrease, R – Restatement or reasonable variant terminology thereof.

•
When making any change in either code or rate to any destination breakout, all breakouts for the destination should accompany the change inclusive of their corresponding rates, codes etc regardless of whether these particular codes are being affected. (see below)

e.g. Acceptable

Destination	CC	Codes	Rate For	Status	Effective
			New Codes		Date
Afghanistan	93		Sample Rate	Unchanged
Afghanistan Cellular	93	70	Sample Rate	Unchanged
Afghanistan Cellular	93	79	Sample Rate	Add	2/4/2006
Albania	355		Sample Rate	Unchanged
Albania Cellular	355	38	Sample Rate	Remove	2/4/2006
Albania Cellular	355	68	Sample Rate	Unchanged
Albania Cellular	355	69	Sample Rate	Unchanged
Albania Tirana	355	54	Sample Rate	Unchanged
Algeria	213		Sample Rate	Unchanged

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

Algeria Algiers	213	21	Sample Rate	Unchanged
Algeria Cellular	213	61	Sample Rate	Unchanged
Algeria Cellular	213	62	Sample Rate	Add	4/4/2006
Algeria Cellular Orascom	213	7	Sample Rate	New	4/4/2006
Algeria Cellular Wataniya	213	50	Sample Rate	New	4/4/2006
Algeria Cellular Wataniya	213	51	Sample Rate	New	4/4/2006
Algeria Cellular Wataniya	213	52	Sample Rate	New	4/4/2006
Algeria Cellular Wataniya	213	53	Sample Rate	New	4/4/2006
Algeria Cellular Wataniya	213	54	Sample Rate	New	4/4/2006
Algeria Cellular Wataniya	213	55	Sample Rate	New	4/4/2006

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

EXHIBIT 1-D

VONAGE INFORMATION SECURITY POLICY

INTRODUCTION

In order to comply with Vonage’s network security requirements regarding protection of our customers’ voice traffic, Carrier agrees to adhere to the terms of this Information Security Policy (the “Policy”) which describes the rights and responsibilities of Vonage and Carrier with regard to the interconnection of data facilities between Carrier and Vonage. Capitalized terms used but not otherwise defined in this Policy have the meaning ascribed to such terms in the Voice Termination Agreement (the “Agreement”).
POLICY
It is the policy of Vonage to ensure the protection of its Information Resources and proprietary and confidential information in all situations and wherever they are located. “Information Resources” shall include, but are not limited to: computers, computer peripherals, computer communications networks, computer systems, applications and software, web sites, data stores, information processing systems, public telephone network elements, and their support systems. This Policy is intended to protect the confidentiality of all Vonage corporate, employee and customer information that is stored, accessed, processed or transmitted (or otherwise available for same) on the Information Resources. Carrier has specific obligations with regard to the protection of Information Resources and proprietary and confidential information. This Policy shall set forth the minimum requirement for security of voice peering partners.

GENERAL TERMS

1.	General. Carrier shall:

a.	Securing Data.

i.	Secure confidential data, including Vonage network and design information;

ii.	Avoid inappropriate disclosure of proprietary Vonage information or customer data (e.g., Carrier shall not use internet message boards to post internal confidential information); and

iii.	Bargain in good faith for the provision of additional Vonage security needs not identified in the Agreement.

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

b.	Contacts. Provide Vonage, within fifteen (15) days of the Effective Date of the Agreement, an escalation list of contacts for security issues (e.g., viruses, breaches, etc) to the Vonage POC.

c.	Usernames and Passwords.

i.
Ensure that systems used in support of services to Vonage have login procedures that are designed and implemented with a mechanism that will thwart the use of repeated login attempts to guess or otherwise determine a valid login identification and authentication combination. The process shall always cause the person or machine to reinitiate the login process after a maximum of no more than nine successive unsuccessful attempts.

ii.
Report potentially compromised usernames and passwords to the Vonage POC or the Vonage Information Security. This includes any Carrier-owned devices that are unaccounted for that may contain Vonage information (e.g., stolen or misplaced laptops, personal device assistants, etc.).

d.
Reporting Trouble. Report to Vonage Information Security, within one day of discovery, any known or suspected unauthorized access, use, misuse, disclosure, destruction, theft, vandalism, modification, or transfer of Vonage information.

2.	Vonage Data and Information.

a.	Treatment of Vonage Information and Data.

i.	Ensure the reliability and integrity of all Vonage information and information resources under its control, and the information processing activities performed with or for Vonage.

ii.	Maintain the proprietary nature and, if necessary, the proprietary marking(s), of any Vonage proprietary information.

iii.	Not use or transfer Vonage information or data for any purpose not explicitly defined and authorized in the Agreement. This shall include aggregate, trend and assimilated data.

b.	Destruction of Information.

iii.
Unless otherwise explicitly directed elsewhere in the Agreement, or as provided by law, all Vonage-owned information must be (A) destroyed in a manner that causes all personally identifiable information and all confidential data to be irrecoverable, or (B) returned to Vonage upon completion of the Services in a manner acceptable to Vonage information technology.

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

c.
Access to Information. Ensure that only persons with an approved need to know are allowed to access Vonage information, and confidential information, and only to and for the limited extent and purpose for which such persons have a need to know. This shall include controls that allow a person to access only the specific information and information resources required to perform the Services specified in the Agreement and for which that person is authorized.

3.
Personnel Requirements. For each of Carrier’ Personnel and its Affiliates’ and Authorized Subcontractors’ Personnel who may have access to Vonage proprietary and confidential information, or a computer, computer system, or computer communications network containing such, or a computer system, application or network providing capabilities to Vonage:

a.	Perform an appropriate background check to ensure that no such person is assigned to a Vonage account if the person:

iv.	Has been convicted of a felony or misdemeanor offense related to computer security, theft, fraud or violence within the past five years; or

v.	Is currently awaiting trial for any of the above-stated offenses.

b.	Immediately advise Vonage of any information of which Carrier becomes aware that would reasonably provide notice of potential threats to the Information Resources, assets, or personnel of Vonage.

c.
Ensure that individual access and accountability controls are in place for each of Carrier’s employees and representatives who will access a Vonage system, application or other Information Resource including resources owned and operated by or for Carrier that may contain Vonage confidential information, or route Vonage customer’s telephone calls. Accountability/audit records shall be kept for a period of no less than ninety days.

4.	Use of and Interaction with the Vonage Global Network

a.	Connections Generally.

i.
Ensure that internet network connections are designed, implemented and maintained so as to secure and protect information, data, and system operation during the life of the Agreement. This includes, but is not limited to, non-repudiation, authentication, authorization, and monitoring issues.

ii.	Provide current and adequate patch levels to the operating system of any hosts or network elements that will provide service to Vonage.

iii.
Enable security logging on Carrier’s hosts and gateways that provide services under the Agreement such that forensic identification of users is enabled and available for immediate review for a minimum period of ninety (90) days, with offline storage for a minimum of one year.

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

b.	Security Mechanisms.

i.
Ensure that authentication mechanisms to the Carrier’s operating systems and network components are complex and not easily overcome. There shall be no known way to bypass the authentication mechanism and obtain entry into the system. Token-based authentication devices, smart cards or biometric devices are recommended. If passwords are to be used, they must:

A.	Be at least seven (7) characters in length for users and eight characters in length for administrators and maintenance personnel;

B.	Contain both alphabetic and numeric characters;

C.	Be aged at least every ninety(90) days; and

D.	Not be reusable. A system must employ a password reuse utility that prevents a password from being reused that matches one of the last five (5) password changes used.

5.	Security Programs and Audits

a.
Internal Security Policy. Currently have, or agree to implement, an internal security policy governing the protection of its own information resources and the resources of others under its control. Such policy shall be subject to Vonage’s review and approval. A copy of Carrier’s security policy shall be made available upon request.

b.	ISO/IEC.

i.
Currently have, or agree to implement, a robust information security program that complies with the International Organization for Standardization and the International Electrotechnical Commission (ISO/IEC) for the Code of Practice for Information Security Management (ISO/IEC 17799:2005(E) or its current standard.

c.
SAS 70/SSAE16 Assessment. Provide, as reasonably required by Vonage, an annual SAS 70 Type II or SSAE16 assessment or allow a review by Vonage of the security controls of Carrier for obligations under relevant laws (e.g. U.S. Sarbanes-Oxley Act of 2002) affecting the delivery of Services for the Agreement.

d.	Equipment Audits.

i.
Allow Vonage designated parties to inspect, with seven (7) business days’ notice, all computer software, files and records whether resident on equipment owned, leased or controlled by Carrier and/or its Personnel and Authorized Subcontractors, data obtained from, or resulting from the use of, Vonage's information resources for the purposes of conducting a routine security assessment and audit. Vonage's routine audits/inspections include, but are not limited to, operating system security,

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Confidential and Proprietary
DISCUSSION PURPOSES ONLY

application security, database security, physical security (doors, windows, walls, and card access system), network security, and program change control.

ii.
In the event Vonage has a good faith belief that Carrier or its employees or agents may have violated terms of this Policy or applicable laws governing the security and privacy of customer information, Vonage may provide notice of such inspection on one (1) business day’s notice. Upon notification of such an inspection, the computer systems and information used to provide services under the Agreement shall be placed into an untampered state that is auditable and available for such inspection.

6.	Security Changes and Updates.

a.
Implementation. Implement security changes, patches and upgrades in systems, applications and software in a timely manner and commensurate with the threat to Vonage data or security as directed by the manufacturer and subject to appropriate testing, but, in any event, no later than ninety (90) days from release. Security changes, patches and upgrades correcting significant or immediate security issues shall be implemented immediately, subject to appropriate testing under the circumstances, but no later than ten (10) days after their release unless a longer period is recommended by the manufacturer or agreed to by the Vonage Information Security organization.

b.
Reviews. Have an effective change management program in place that provides for management review of any changes to systems that would affect performance of services to Vonage. A Vonage POC must be included in any change management discussion that could adversely affect performance of such services.

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE B
Peer Supplier List

Peer Supplier List:

*

Portions herein identified by ∗ have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.